EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of February 25, 2014 (the “Effective Date”), by and among Stratus Media Group, Inc., a Nevada corporation (“Stratus”); Paloma Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Stratus (“Paloma Merger Sub”); Paloma Pharmaceuticals, Inc., a Delaware corporation (“Paloma”), David Sherris, Ph.D (“Sherris”), and Sherris as Holder Representative.

WHEREAS, the parties hereto have determined that it would be advisable and in the best interests of their respective companies and the security holders of their respective companies that Paloma Merger Sub be merged with and into Paloma in a statutory reverse triangular merger (the “Merger”), with Paloma surviving the Merger as the surviving entity and on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the respective Boards of Directors of Stratus, Paloma Merger Sub and Paloma have determined that the Merger, in the manner contemplated herein, is advisable and in the best interests of their respective equity holders and, by resolutions duly adopted, have approved and adopted this Agreement;

WHEREAS, Sherris is the majority stockholder, founder and President of Paloma; and

WHEREAS, Stratus, Paloma Merger Sub, Sherris and Paloma desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the receipt and legal sufficiency of which is hereby acknowledged, accepted and agreed to, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1          Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Closing” has the meaning ascribed to it in Section 2.2(a).

“Closing Date” has the meaning ascribed to it in Section 2.2(a).

“Cobra” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any successor statute thereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Contract” means any contract, agreement, indenture, note, bond, loan, instrument, lease, commitment or other legally binding arrangement or agreement, whether written or oral.

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“DGCL” means the Delaware General Corporation Law in effect from time to time.

“Dissenting Securities” has the meaning ascribed to it by Section 3.9.

“Effective Time” has the meaning ascribed to it by Section 2.2.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means the Person who will act as Escrow Agent pursuant to Section 9.4, which Person shall be subject to the approval of the Holder Representative and Stratus.

“Escrow Shares” means (a) 25,000,000 shares of Stratus Common Stock representing in the aggregate ten (10%) percent of the Merger Consideration held by the former Paloma Stockholders except Sherris and (b) 104,134,560 shares of Stratus Common Stock representing, in the aggregate, seventy-five (75%) percent of the shares of Stratus Common Stock issued to Sherris in the Merger.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court, arbitrator or mediator (public or private).

“Holder Representative Reserve” means 7,000,000 shares of Stratus Common Stock intended to settle claims and to defray the costs and expenses incurred by the Holder Representative in connection with such Person’s obligations under this Agreement.

“Indebtedness” of any Person means, without duplication: (i) the principal of and premium (if any), prepayment penalties (if any) in respect of: (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement; (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction and (v) all obligations of the type referred to in clauses (i) through (iv) of any Persons for the payment of which such Person is responsible or liable or for which any property or asset of such Person is secured by a Lien, under any legally binding obligation, including as obligor, guarantor, surety or otherwise.

“Intellectual Property or Intellectual Property Rights” shall mean all of the rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction: (A) patents, patent applications, any reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof (collectively, “Patents”); (B) trademarks, service marks, trade names (whether registered or unregistered), service names, industrial designs, brand names, brand marks, trade dress rights, Internet domain names, identifying symbols, logos, emblems, signs or insignia, and including all goodwill associated with the foregoing (collectively, “Marks”), (C) copyrights, whether registered or unregistered (including copyrights in computer software programs), mask work rights and registrations and applications therefor (collectively, “Copyrights”); (D) confidential and proprietary information, or non-public processes, designs, specifications, technology, know-how, techniques, formulas, inventions, concepts, trade secrets, discoveries, ideas and technical data and information, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents (collectively, “Trade Secrets”); (E) all uniform resource locators, e-mail and other internet addresses and domain names and applications and registrations therefor (“Domain Names”); and (F) all applications, registrations and permits related to any of the foregoing clauses (A) through (E).

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“IRS” means the Internal Revenue Service.

“Knowledge” means with respect to Paloma, the actual knowledge of Sherris and such knowledge as would reasonably be expected to be known by him in the ordinary and usual course of the performance of his responsibilities.

“Law” means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Legal Proceeding” means any judicial, administrative, arbitral or mediation-related actions, suits, proceedings (public or private) or claims or proceedings by or before a Governmental Body.

“Liability” means any debt, loss, damage, adverse claim, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise).

“Lien” shall mean any lien, mortgage, encumbrance, security interest, claim, lease, charge, or pledge.

“Losses” means any and all Liabilities, Taxes and Tax Losses, costs and expenses, and any and all claims, demands or suits (by any Person, including without limitation any Governmental Body), including the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys’ and other advisors’ fees, costs and expenses in connection therewith.

“Merger Consideration” means 250,000,000 shares of Stratus Common Stock (as may be adjusted as provided in this Agreement), which shares are to be issued pursuant to Sections 3.1(b) and 3.3 of this Agreement.

“Merger Consideration Schedule” has the meaning ascribed to it by Section 3.4.

“Multiple Employer Plan” shall mean: (i) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 3(40) of ERISA or (ii) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in subpart (A).

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Ordinary Course of Business” means the ordinary and usual course of day-to-day operations of the business of Stratus or Paloma, as the case may be, consistent with past practice.

“Paloma Balance Sheet” has the meaning ascribed to it by Section 5.20.

“Paloma Common Stock” mean the issued and outstanding shares of the Common Stock of Paloma.

“Paloma Derivative Securities” means: (a) the Paloma Warrants, (b) the Paloma Notes, and (c) the Paloma Options.

“Paloma Financial Statements” has the meaning ascribed to it by Section 5.20.

“Paloma Intellectual Property” means all Intellectual Property Rights owned by or licensed to Paloma.

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“Paloma Material Adverse Effect” means any condition, change, situation or set of circumstances (any such item, an “Effect”) that has had or would reasonably be expected to have a material adverse effect on: (i) the business, assets, properties, liabilities, financial condition, operations, or results of operations of Paloma or (ii) the ability of Paloma to consummate Merger and the other transactions contemplated by this Agreement or perform its material obligations under this Agreement or the Paloma Documents, if applicable.

“Paloma Notes” means the 18.0% convertible promissory notes of Paloma in the aggregate amount (principal and interest) currently of approximately $1,130,500.

“Paloma Options” means the options to purchase Paloma Common Stock listed on Schedule 5.4(b).

“Paloma Stockholders” means the holders of any shares of Paloma Common Stock issued and outstanding immediately prior to the Effective Time.

“Paloma Technology” means all Technology owned by or licensed to Paloma.

“Paloma Warrants” means the warrants to purchase Paloma Common Stock listed on Schedule 5.4(b).

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock Company, trust, unincorporated organization, Governmental Body or other entity.

“Post-Closing Amounts” means transactions fees and expenses incurred by Paloma in connection with the transactions contemplated herein for: (1) corporate counsel up to $50,000 and (2) accountants, patent counsel and other advisors up to $25,000, all of which shall be provided to Stratus (with appropriate invoices) prior to the Closing.

“Software” means computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code, object code or other form, databases and compilations, including any and all data and collections of data, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and all documentation, including user manuals and training materials related to any of the foregoing.

“Stratus Material Adverse Effect” means, with respect to Stratus, any Effect that has had or would reasonably be expected to have a material adverse effect on: (i) Stratus or the business, assets, properties, liabilities, financial condition, operations, or results of operations of Stratus, or (ii) the ability of Stratus to consummate the Merger and the other transactions contemplated by this Agreement or perform its material obligations under this Agreement or the Stratus Documents, if applicable.

“Stratus Common Stock” means Stratus’ common stock, $0.001 par value.

“Subsidiary” means any Person of which any other Person directly or indirectly owns voting securities, other voting rights or voting partnership interests which are sufficient to elect at least a majority of such first Person’s board of directors or other governing body (or, if there are no such voting interests, the second Person directly or indirectly owns 50% or more of the equity interests of such first Person).

“Takeover Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)), other than Stratus relating to any: (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of all or any portion of the assets of Paloma, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of all or any portion of the any class of equity securities of Paloma, (C) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 15% or more of any class of equity securities of Paloma or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Paloma ; in each case, other than the transactions contemplated by this Agreement.

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“Tax Return” means any return, report or statement required to be filed with respect to any Tax (including any schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes Paloma or any of its Affiliates.

“Taxes” means: (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, national insurance or health, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and other taxes of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) and/or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(c) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

“Taxing Authority” means the IRS and any other Governmental Body responsible for the administration of any Tax.

“Technology” means, collectively, all designs, formulas, algorithms, procedures, techniques, ideas, know-how, Software (whether in source code, object code or human readable form), databases and data collections, Internet websites and web content, tools, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, developments, creations, improvements, works of authorship, other similar materials and all recordings, graphs, drawings, reports, analyses, other writings and any other embodiment of the above, in any form or media, whether or not specifically listed herein, and all related technology, documentation and other materials used in, incorporated in, embodied in or displayed by any of the foregoing, or used or useful in the design, development, reproduction, maintenance or modification of any of the foregoing.

“Transaction Expenses” means the expenses payable by Paloma to its outside professional legal, financial, accounting, other advisors and as well as certain creditors for services performed by them with respect to the negotiation of this Agreement and the other agreements contemplated hereby and the transactions contemplated hereby and thereby whether or not billed or accrued or for services provided to either Paloma prior to the Closing.

“Treasury Regulations” means the regulations promulgated under the Code.

“VasculoMedics” means VasculoMedics, Inc., a Delaware corporation.

“VasculoMedics Letter of Intent” means that certain letter agreement dated January 9, 2014 between Stratus and VasculoMedics.

ARTICLE II
THE MERGER

2.1          The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL at the Effective Time: (a) Paloma Merger Sub will merge with and into Paloma, and (b) the separate corporate existence of Paloma Merger Sub will cease and Paloma will continue its corporate existence under the DGCL as the surviving corporation in the Merger (sometimes referred to herein as the “Paloma Surviving Corporation”).

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2.2          Closing.

(a)          Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place as soon as practicable (but in any event within five (5) business days after satisfaction or waiver of each of the conditions set forth in Article VIII hereof), unless another time or date is agreed to in writing by the parties hereto. The Closing may be held by the remote exchange of documents, and the actual date of the Closing is hereinafter referred to as the “Closing Date.”

(b)          Subject to the provisions of this Agreement, at the Closing, Paloma, Stratus and Paloma Merger Sub, as the case may be, will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by Paloma and Stratus in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

2.3          Effect of the Merger. The Merger shall have the effect set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time all property, rights, privileges, immunities, powers, franchises, licenses and authority of Paloma and Paloma Merger Sub shall vest in the Paloma Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of Paloma and Paloma Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Paloma Corporation.

2.4          Certificate of Incorporation; By-laws. At the Effective Time: (a) the Paloma Certificate of Merger shall be amended so that such certificate of incorporation shall contain only the provisions in the certificate of incorporation of Paloma Merger Sub (other than the corporate name) and, as so amended, shall be the certificate of incorporation of the Paloma Surviving Corporation, and (b) the by-laws of Paloma Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Paloma Surviving Corporation.

2.5          Directors and Officers. The directors and officers of Paloma Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Paloma Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Paloma Surviving Corporation.

ARTICLE III
EFFECT OF THE MERGER ON THE
SECURITIES OF PALOMA AND PALOMA MERGER SUB

3.1          Effect on Paloma Capital Stock. As of the Effective Time, by virtue of the Paloma Merger and without any action on the part of Paloma Merger Sub, Paloma or the holders of: (i) any shares of Paloma Common Stock, (ii) the Paloma Derivative Securities or (iii) any shares of common stock of Paloma Merger Sub, the following shall occur:

(a)          Cancellation of Certain Paloma Capital Stock. Each share of Paloma, Common Stock that is owned by Stratus, Paloma Merger Sub or Paloma (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned Subsidiaries will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

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(b)          Conversion of Paloma Stock. All Paloma Common Stock and all Paloma Derivative Securities issued and outstanding immediately prior to the Effective Time (other than Dissenting Securities, and Paloma Notes that are not converting and are to be paid off by Stratus, and shares to be cancelled and retired in accordance with Section 3.1(a)) will be converted into the Merger Consideration which Merger Consideration shall be distributed to the Paloma Stockholders and holders of the Paloma Derivative Securities as more particularly set forth in the Merger Consideration Schedule, but in any event subject to Sections 3.3 and 3.8.

(c)          Cancellation of Shares. At the Effective Time, all shares of Paloma Common Stock and all Paloma Derivative Securities (except for any Paloma Notes that are to be paid off by Stratus), will no longer be outstanding and all shares of Paloma Common Stock and all Paloma Derivative Securities (except for any Paloma Notes that are to be paid off by Stratus), will be cancelled and retired and will cease to exist, and each holder of a certificate or other document formerly representing any such shares of Paloma Common Stock or Derivative Securities (except for any Paloma Notes that are to be paid off by Stratus), will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, if any.

(d)          Conversion of Paloma Merger Sub Capital Stock. Each share of common stock of Paloma Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Paloma Surviving Corporation.

3.2          Escrow Fund. At the Closing, Stratus shall issue the Escrow Shares and the Escrow Agent shall hold such shares in accordance with the terms of Section 9.4 (the “Escrow Fund”). The Paloma Stockholders shall have the sole and exclusive right to exercise any and all voting and consensual rights and powers, and shall be entitled to receive and retain any and all cash dividends, accruing to an owner of their respective portion of the Escrow Shares pursuant to the terms of Article IX. For income tax purposes, the Paloma Stockholders shall be deemed the owners of their pro rata portion of the Escrow Fund.

3.3          Payment of Merger Consideration. At the Effective Time: (i) Stratus shall issue cerificates in the name of the Paloma Stockholders representing the Paloma Merger Consideration in accordance with the merger consideration schedule set forth on Schedule 3.3 hereto (the “Merger Consideration Schedule”) and (ii) the Paloma Stockholders shall deliver to Stratus certificates representing all of the issued and outstanding shares of Paloma Common Stock, provided that prior to any issuance of any Merger Consideration, the Paloma Stockhodlers shall have delivered to Stratus a properly completed Omnibus Consent Agreement. Upon surrender of such certificates for cancellation to Stratus and delivery of the Omnibus Consent Agreement, the holders of such certificates shall be entitled to receive in exchange therefor, and Stratus shall cause the transfer agent to deliver the Merger Consideration (or evidence of such Consideration in book-entry form) into which the securities formerly represented by such certificates shall have been converted pursuant to the terms of this Article III, and the certificates so surrendered shall forthwith be cancelled. All Merger Consideration paid upon the surrender or exchange of certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Paloma Common Stock previously represented by such certificates, and at the Effective Time the transfer books of Paloma shall be closed and there shall be no further registration of transfers on the stock transfer books of the shares of Paloma Common Stock that were outstanding immediately prior to the Effective Time.

3.4          No Fractional Shares. No certificates or scrip representing fractional shares of Stratus Common Stock shall be issued and any fractions shall be rounded up or down to the nearest whole share.

3.5          Lost, Stolen or Destroyed Certificate. If any certificate evidencing Paloma Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Stratus, the posting by such person of a bond, in such reasonable amount as Stratus may direct, as indemnity against any claim that may be made against it with respect to such certificate, Stratus will issue, in exchange for such lost, stolen or destroyed certificate, the applicable Merger Consideration and cash in lieu of any fractional shares of Stratus Common Stock to which such holder would be entitled pursuant to Section 3.3, in each case pursuant to this Agreement.

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3.6          Withholding Taxes. Stratus shall be entitled to deduct and withhold from that portion of the Merger Consideration otherwise payable pursuant to this Agreement such amounts as Stratus is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign Tax Law. To the extent that amounts are so withheld and remitted to the appropriate governmental body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such securities in respect of which such deduction and withholding was made by Stratus.

3.7          Holder Representative Reserve. Notwithstanding anything herein to the contrary, at the Closing, Stratus shall cause to be deposited, in an account designated by the Holder Representative, via a single stock certificate, the Holder Representative Reserve. The Holder Representative Reserve may be applied as the Holder Representative, in such Holder’s sole discretion, determines appropriate to pay, settle, defray, offset, or pay any claims, charges, fees, costs, liabilities or expenses of the Holder Representative incurred in connection with the transactions contemplated by this Agreement and settlement of any claims. The balance of the Holder Representative Reserve held pursuant to this Section 3.7, if any, shall be distributed to the Paloma Stockholders who are entitled to receive the Merger Consideration by depositing such balance with Stratus’ transfer agent for distribution when so determined by the Holder Representative in his sole discretion. Stratus shall have no liability or responsibility to the Paloma Stockholders with respect to the Holder Representative Reserve or the actions and responsibilities of the Holder Representative contemplated by this Section 3.7.

3.8          Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Paloma Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a Paloma Stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of Paloma Common Stock pursuant to, and who complies in all respects with, the provisions of the DGCL (the “Dissenting Holders”), shall not be converted into or be exchangeable for the right to receive the applicable Merger Consideration, but instead such Holder shall be entitled to payment of the fair value of such Paloma Common Stock (the “Dissenting Securities”) in accordance with the provisions of the DGCL (and at the Effective Time, such Dissenting Securities shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Securities in accordance with the provisions of the DGCL, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Holder shall have failed to perfect or shall have effectively withdrawn or lost such right, such Holder’s shares of Paloma Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the applicable Merger Consideration for such Stock without any interest thereon. Paloma shall give Stratus: (i) prompt notice of any written demands for attempted withdrawals of such demands and any other instruments served pursuant to the DGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. Paloma, except with the prior written consent of Stratus, shall not voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment.

ARTICLE IV
TERMINATION, AMENDMENT AND WAIVER

4.1          Termination of Agreement. This Agreement may be terminated at any time prior to the Effective Time as follows:

(a)          At the election of Stratus or Paloma, on or after March 31, 2014 if the Closing shall not have occurred by the close of business on such date; provided, however, that the right to terminate this Agreement under this Section 4.1(a) shall not be available to any party who is in material default of any of its obligations hereunder;

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(b)          by mutual written consent of Stratus and Paloma;

(c)          by either Stratus or Paloma if: (i) there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or (ii) there shall be any Law enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Body that would make consummation of the Merger illegal;

(d)          by Stratus, so long as Stratus is not in material breach of its representations, warranties, covenants or agreements under this Agreement, if there shall have been a material breach of any representation, warranty, covenant or agreement of Paloma set forth in this Agreement, which breach would give rise to a failure of a condition set forth in Section 8.1 and is incapable of being cured or, if capable of being cured, shall not have been cured within twenty (20) Business Days following receipt by Paloma, as the case may be, of written notice of such breach from Stratus ;

(e)          by Paloma, so long as such party is not in material breach of its representations, warranties, covenants or agreements under this Agreement, if there shall have been a material breach of any representation, warranty, covenant or agreement of Stratus set forth in this Agreement, which breach would give rise to a failure of a condition set forth in Section 8.2 and is incapable of being cured or, if capable of being cured, shall not have been cured within twenty (20) Business Days following receipt by Stratus of written notice of such breach from Paloma.

4.2          Effect of Termination. In the event of the termination of this Agreement as provided in Section 4.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 7.9, all of which shall survive termination of this Agreement); provided, however, that nothing contained herein shall relieve any party from liability for breach of this Agreement or fraud.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PALOMA

Paloma and Sherris hereby jointly and severally represent and warrant to Stratus that, except as set forth on the applicable Disclosure Schedule to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article V and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Article V to the extent it is apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

5.1          Organization and Good Standing. Paloma is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

5.2          Authorization of Agreement.

(a)          Paloma has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Paloma in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the “Paloma Documents”), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Paloma Documents by Paloma, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Paloma ’s Board of Directors and no other action on the part of Paloma is necessary to authorize the execution, delivery and performance by Paloma of this Agreement and the consummation of the transactions contemplated hereby other than the consent of the holders of Paloma Common Stock.

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(b)          This Agreement and each of Paloma Documents have been duly and validly executed and delivered by Paloma and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of Paloma Documents when so executed and delivered will constitute, legal, valid and binding obligations of Paloma enforceable against Paloma in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)          The Board of Directors of Paloma, at a meeting duly called and held at which all the directors of Paloma were present in person or by telephone (or, in lieu of a meeting, by the written consent of the directors of Paloma ), duly and by majority vote adopted resolutions: (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) directing that the adoption of this Agreement be submitted to the stockholders of Paloma and (iii) recommending that the stockholders of Paloma adopt this Agreement, which resolutions have not been subsequently rescinded or modified or withdrawn in any way.

(d)          Schedule 5.2(d) sets forth a true, correct and complete list of the holders of record of Paloma Common Stock as of the date hereof. Prior to the Effective Time, Paloma will deliver to Stratus true, correct and complete copies of the irrevocable written consents, which are valid and effective under the DGCL of the requisite holders of Paloma Common Stock (the “Paloma Shareholder Consents”) to the Merger. The Paloma Shareholder Consents are the only approval of holders of any class or series of Paloma Common Stock necessary or required (under applicable Law, Paloma ’s certificate of incorporation and bylaws, or otherwise) to approve this Agreement on behalf of Paloma and the transactions contemplated hereby, including the Merger. From and after the time of such delivery to Stratus, the Paloma Shareholder Consents shall remain in full force and effect and shall be valid and effective under the DGCL.

5.3          Conflicts; Consents of Third Parties.

(a)          The execution and delivery by Paloma of this Agreement or the Paloma Documents, the consummation of the Merger and the transactions contemplated hereby or thereby, or compliance by Paloma with any of the provisions hereof or thereof will not conflict with, or result in any violation of, default or breach (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of Paloma to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of Paloma under, any provision of: (i) the certificate of incorporation and by-laws of Paloma; (ii) any Intellectual Property, Technology, Contract or Permit to which Paloma is a party or by which any of the properties or assets of Paloma are bound; (iii) any Order of any Governmental Body applicable to Paloma or any of its properties or assets or (iv) any applicable Law.

(b)          Except as set forth on Schedule 5.3(b), no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Paloma in connection with: (i) the execution and delivery of this Agreement or the Paloma Documents, the compliance by Paloma with any of the provisions hereof or thereof, or the consummation by Paloma of the Merger or the other transactions contemplated hereby or thereby or (ii) the continuing validity and effectiveness immediately following the Closing of any Permit or material Contract of Paloma.

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5.4          Capitalization.

(a)          The authorized capital stock of Paloma consists of: 10,000,000 shares of common stock, of which 7,877,428 shares are issued and outstanding and 5,000,000 shares of Preferred Stock, of which no shares are issued and outstanding;

(b)          All of the issued and outstanding shares of Paloma Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Paloma Stockholders as set forth in Schedule 5.2(d).

(c)          Except as set forth on Schedule 5.4(c), there is no existing option, warrant, call, right or Contract of any character to which Paloma is a party requiring, and there are no securities of Paloma outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of Paloma or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of Paloma. Except as set forth on Schedule 5.4(c), Paloma is not a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the capital stock of Paloma. Each agreement or instrument set forth on Schedule 5.4(b) will be terminated effective as of the Closing. Schedule 5.4(c) sets forth an accurate and complete list of all Paloma Derivative Securities.

5.5          Third-Party Interests: Paloma does not own, directly or indirectly, any shares of capital stock or equity or ownership interests in, any other Person (collectively, “Paloma Third-Party Interests”). Paloma has no rights to, or is bound by any commitment or obligation to, acquire by any means, directly or indirectly, any Paloma Third-Party Interests or to make any investment in, or contribution or advance to, any Person.

5.6          Corporate Records.

(a)          Paloma has delivered to Stratus true, correct and complete copies of its certificate of incorporation and by-laws (each certified by the secretary, assistant secretary or other appropriate officer) or comparable organizational documents of Paloma as currently in effect.

(b)          The minute books of Paloma previously made available to Stratus contain true, correct and complete records in all material respects of all corporate action of the stockholders and board of directors (including committees thereof) of Paloma. The stock certificate books and stock transfer ledgers of Paloma previously made available to Stratus are true, correct and complete in all material respects. No stock transfer taxes have been or payable with respect to all transfers of shares of Paloma prior to the date hereof.

5.7          Liabilities. Except as set forth on Schedule 5.7, Paloma has no Indebtedness, obligations or Liabilities (whether or not required by GAAP to be reflected on a balance sheet), including but not limited to Transaction Expenses.

5.8          Taxes.

(a)          Paloma has: (i) duly and timely filed all Tax Returns required to be filed by or on behalf of it in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any duly obtained extensions of time in which to make such filings), all such Tax Returns are true, complete and accurate in all material respects, and Paloma has maintained, to the extent required, all documentation supporting the positions taken thereon, and (ii) timely paid all Taxes due and payable or claimed or asserted by any Taxing Authority to be due and payable (except to the extent of any accrual for Taxes established on the Balance Sheet).

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(b)          Paloma has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Laws.

(c)          Paloma has made available to Stratus true and complete copies of all Tax Returns of Paloma for all taxable periods since inception.

(d)          Paloma’s federal income tax returns have not been audited, and no action, suit, proceeding, investigation or audit with respect to Taxes of any type is pending or, to the Knowledge of Paloma, threatened. There are no outstanding assessments, claims or deficiencies for any material Taxes of Paloma that have been asserted or assessed or, to the Knowledge of Paloma, proposed. No issue has been raised by a Taxing Authority in any prior examination of Paloma which, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period.

(e)          None of the transactions taken pursuant to this Agreement, other than payments to employees of Paloma, will give rise to any withholding obligation under any provision of Law (including Section 1445 of the Code).

(f)          Paloma is not, nor has ever been, classified as an entity other than a corporation for US tax purposes.

5.9          Property and Assets. Paloma has good and marketable title or license to all of its material properties and assets, free and clear of all Liens. All material licensed or leased properties of Paloma are held under valid and binding leases and/or licenses. Paloma leases all such properties as are necessary in all material respects to the operations of Paloma as now conducted. Paloma does not own any real property.

5.10          Intellectual Property.

(a)          Schedule 5.10(a) sets forth an accurate and complete list of all Patents and Patent applications, registered marks, and registrations and applications for registrations of Marks, Copyrights and Domain Names owned or filed by Paloma (collectively, “Registered Paloma Intellectual Property”). Schedule 5.10(a) lists the jurisdictions in which each such Registered Paloma Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed or in which any other filing or recordation has been made. Each item of Registered Paloma Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Paloma Intellectual Property has been paid and all necessary documents and certificates in connection with such Registered Paloma Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Paloma Intellectual Property.

(b)          Paloma has full title to and ownership of, or has valid and continuing rights to use, sell or license, all Paloma Intellectual Property and Paloma Technology, free and clear of any Liens of any kind. To Paloma’s knowledge, Paloma Intellectual Property and Paloma Technology are sufficient for the operation and conduct of the business of Paloma as presently conducted. To the Knowledge of Paloma, no third Person has any rights to any Paloma Intellectual Property or Paloma Technology that is owned by Paloma.

(c)          To Paloma’s Knowledge, no Paloma Intellectual Property or Paloma Technology is infringing, misappropriating or violating, and has not infringed, misappropriated or violated, the Intellectual Property Rights of any third Person, nor will, to Paloma’s Knowledge, the use, practice or other commercial exploitation of Paloma Intellectual Property or Paloma Technology by Paloma, or the licensing, marketing or, to Paloma’s Knowledge, use of the same, or the operation of Paloma ’s business, infringe, constitute an unauthorized use of or misappropriate any Intellectual Property Rights of any third Person. Paloma is not a party to or the subject of any pending or, to the Knowledge of Paloma, threatened suit, action, investigation or proceeding which involves a claim against Paloma, of infringement, unauthorized use, or violation of any Intellectual Property Rights of any Person, or challenging the ownership, use, validity or enforceability of any Paloma Intellectual Property or contesting the right of Paloma to use, sell, exercise, license, transfer or dispose of any Paloma Intellectual Property or Paloma Technology, or any products, processes or materials covered thereby in any manner, nor has Paloma received any written communications alleging such claims.

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(d)          To the Knowledge of Paloma, no Person (including employees and former employees of Paloma ) is infringing, violating, misappropriating or otherwise misusing any Paloma Intellectual Property or Paloma Technology, and Paloma has not made any such claims against any Person (including employees and former employees of Paloma).

5.11          Insurance. Paloma has made available to Stratus all material policies of insurance covering Paloma, and its employees, properties or assets, including policies of property, fire, workers’ compensation, products liability, and other casualty and liability insurance, and such policies are in a form and amount which Paloma reasonably believes is adequate for the operation of its business. Each of such insurance policies is in full force and effect and Paloma is in compliance with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2013, Paloma has not received any written notice regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no filed workers’ compensation or other claim under or based upon any insurance policy of Paloma. All information provided to insurance carriers (in applications and otherwise) on behalf of Paloma is accurate and complete in all material respects. The consummation of the transactions contemplated hereby will not, in and of itself, cause the revocation, cancellation or termination of any such insurance policy.

5.12          Material Contracts and Obligations. Schedule 5.12 sets forth a list of all material Contracts to which Paloma is a party or by which it is bound. Paloma has made available to Stratus copies of all of the foregoing Contracts (or written summaries in the case of oral Contracts). All of such Contracts are valid, binding and in full force and effect on Paloma. Paloma is not in default under any material provision of any of such Contracts and, to the Knowledge of Paloma, no other party to any such Contracts is in default under any provision thereof. As of the date hereof, Paloma has not received any written communication from any other party to the Contracts listed on Schedule 5.12 stating that such other party has decided or plans to terminate or otherwise discontinue such Contract. To the Knowledge of Paloma, no event has occurred that with notice, lapse of time or both would constitute a breach or default thereunder by Paloma, or would permit the modification or premature termination of such Contract by any other party thereto.

5.13          Compliance. Paloma has, in all material respects, complied with all Laws and Orders applicable to its business, operations or assets and has all material Permits required thereby wherein the failure to so comply would have a Paloma Material Adverse Effect. There is no term or provision of any Order or Law applicable to or binding upon Paloma that has had or would reasonably be expected to have a Paloma Material Adverse Effect. Paloma has not received any written or oral notices or communications from any Governmental Body of: (i) any material pending violation with respect to any Laws, Orders or material Permits applicable to its business, operations or assets or (ii) threatening to terminate, revoke or cancel any material Permit held by Paloma. Since its inception, Paloma has not entered into or been subject to any Order with respect to any material aspect of its business, operations, properties, assets or employees or received any written notice from any Governmental Body commencing or threatening any inquiry, investigation or Legal Proceeding with respect to any of the foregoing. To the Knowledge of Paloma, none of the employees of Paloma is in violation of any Contract or covenant (either with Paloma or with another entity) relating to employment, patent, other proprietary information disclosure, non-competition, or non-solicitation.

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5.14          Employee Benefits.

(a)          Paloma has made available to Stratus accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of Paloma’s employees to the extent currently effective and material.

(b)          Schedule 5.14(b) lists all written and describes all non-written employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, equity-based, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs and other similar fringe or employee benefit plans or programs that may involve annual payments to a Paloma employee in excess of $10,000, and which are currently in effect relating to any Paloma employee or which is maintained by, administered or contributed to by, or required to be contributed to by, Paloma or any Paloma Affiliate, or under which Paloma or any Paloma Affiliate has any current or may incur liability after the date hereof (each, a “Paloma Employee Plan”).

(c)          Each Paloma Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter with respect to such qualified status from the IRS. To the Knowledge of Paloma, nothing has occurred that could reasonably be expected to adversely affect the qualified status of any such Paloma Employee Plan or the exempt status of any related trust.

(d)          Each Paloma Employee Plan has been maintained in compliance, in all material respects, with its terms and, both as to form and operation, with all applicable Laws, including without limitation, the Code and ERISA.

(e)          Paloma has not engaged in any transaction in violation of Sections 404 or 406 of ERISA or any “prohibited transaction,” as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. Paloma has not knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Paloma Employee Plan subject to ERISA and has not been assessed any civil penalty under Section 502(l) of ERISA.

(f)          No Paloma Employee Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and neither Paloma nor any Paloma Affiliate has ever maintained, contributed to or partially or completely withdrawn from, or incurred any obligation or liability with respect to, any such plan. No Paloma Employee Plan is a Multiemployer Plan, and neither Paloma nor any Paloma Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any Multiemployer Plan.

(g)          No Paloma Employee Plan provides for medical or death benefits beyond termination of service or retirement, other than: (i) pursuant to COBRA or an analogous state law requirement or (ii) death or retirement benefits under a Paloma Employee Plan qualified under Section 401(a) of the Code.

(h)          Paloma is not a party to any contract that has resulted or could reasonably be expected to result, separately or in the aggregate, in the payment of: (i) any “excess parachute payment” within the meaning of Section 280G of the Code and (ii) any amount the deduction for which would be disallowed under Section 162(m) of the Code.

(i)          To the Knowledge of Paloma, no payment pursuant to any Paloma Employee Plan or other arrangement to any “service provider” (as such term is defined in Section 409A of the Code and the United States Treasury Regulations and IRS guidance thereunder) to Paloma, including the grant, vesting or exercise of any stock option, would subject any Person to tax pursuant to Section 409A(1) of the Code, whether pursuant to the Merger or the transactions contemplated hereby or otherwise.

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(j)          To the Knowledge of Paloma, Paloma has no material liability with respect to any misclassification of: (A) any Person as an independent contractor rather than as an employee, (B) any employee leased from another employer or (C) any employee currently or formerly classified as exempt from overtime wages.

(k)          Neither the execution and delivery by Paloma of this Agreement, the performance by Paloma of its obligations hereunder, nor the consummation by Paloma of the transactions contemplated hereby will: (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or Paloma employee under any Paloma Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Paloma Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

5.15          Labor and Employment Matters.

(a)          Paloma is not, or at any time has been, a party to any collective bargaining agreement or other labor union agreement, nor is any such collective bargaining agreement being negotiated. To the Knowledge of Paloma, no activities or proceedings are underway by any labor union to organize any employees of Paloma. Paloma : (i) has no direct or indirect Liability with respect to any misclassification of any Person as an independent contractor or temporary worker hired through a temporary worker agency rather than as an employee, (ii) is in compliance in all material respects with all applicable foreign, federal, state and local Laws respecting employment, employment practices, labor relations, fair employment, employment discrimination, health and safety, terms and conditions of employment, wages and hours, workers compensation, unemployment Laws, immigration Laws and social security Laws and (iii) has not received any written remedial order or notice of offense under applicable occupational health and safety Law.

(b)          There is no unfair labor practice charge or complaint against Paloma pending or, to the Knowledge of Paloma, threatened, before the National Labor Relations Board, any court or any Governmental Body.

(c)          With respect to Paloma, there are no pending or, to the Knowledge of Paloma, threatened actions, charges, citations or consent decrees concerning: (i) wages, compensation, bonuses, commissions, awards or payroll deductions, equal employment or human rights violations regarding race, color, religion, sex, national origin, age, disability, veteran’s status, marital status, or any other recognized protected class, status or attribute under any federal, state, local or foreign equal employment Law prohibiting discrimination, (ii) representation petitions or unfair labor practices, (iii) occupational safety and health, (iv) workers’ compensation, (v) wrongful termination, negligent hiring, invasion of privacy or defamation or (vi) immigration or any other claims under state or federal labor Law.

(d)          Schedule 5.15(d) contains a complete and correct list setting forth: (i) the names and titles of, and current annual compensation and the two (2) most recent annual bonuses for and exempt or non-exempt status of, each current employee of Paloma, (ii) the names of each director of Paloma, (iii) the name of each Person who currently provides, or who has within the prior twelve (12) month period provided, services to Paloma as an independent contractor, and (iv) the names of each employee or independent contractor of Paloma who is a party to a non-competition agreement with Paloma. To the Knowledge of Paloma, no person has any plans to terminate employment or service with Paloma. Except as specifically identified on Schedule 5.15(d), all employees of Paloma are employed at will.

(e)          Paloma has never terminated any employee.

5.16          Litigation. There is no Legal Proceeding pending or threatened against Paloma or any Affiliate thereof, against any of the officers, directors or employees of Paloma or any Affiliate thereof with respect to their business activities on behalf of Paloma, or to which Paloma or any Affiliate thereof is otherwise a party before any Governmental Body nor, to the Knowledge of Paloma, are there any facts, claims or allegations that could reasonably be expected to result in such a Legal Proceeding or a Paloma Material Adverse Effect. Paloma is not subject to any Order, nor is any Affiliate of Paloma subject to any Order that relates to Paloma. Paloma is not engaged in (or intends to engage in) any legal action to recover monies due it or for damages sustained by it. There are no facts, claims or allegations that could reasonably be expected to result in liability of Paloma under Paloma ’s organizational documents or in any indemnification agreements in effect as of the date hereof.

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5.17          Related Party Transactions. Except as noted on Schedule 5.17: (i) Paloma is not indebted to any director, officer or employee of Paloma (any such Person, an “Paloma Related Party”) (except for amounts due as salaries and bonuses under employment contracts or employee benefits plans and amounts payable in reimbursement of ordinary expenses); (ii) to the Knowledge of Paloma, no Paloma Related Party owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is: (A) a competitor, supplier, landlord, tenant, creditor or debtor of Paloma, (B) engaged in a business related to the business of Paloma, or (C) a participant in any transaction to which Paloma is a party; (iii) no Paloma Related Party is indebted to Paloma, nor has Paloma made any loans or committed to make any loan or extend or guarantee credit to or for the benefit of any Paloma Related Party; (iv) no Paloma Related Party owns or has any interest in any property (real or personal, tangible or intangible), used in or pertaining to the business of, Paloma other than as a result of his, her or its ownership of or interest in Paloma Stock;or (v) no Paloma Related Party is a party to any Contract or involved in any business arrangement or other relationship with Paloma.

5.18          Banks. Schedule 5.18 contains a complete and correct list of the names and locations of all banks in which Paloma has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

5.19          Financial Advisors. Except as set forth on Schedule 5.19, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Paloma in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

5.20          Financial Statements. Paloma has made available to Stratus true and complete copies of: (i) Paloma’s unaudited balance sheet as of December 31, 2013 and December 31, 2012, and the related unaudited consolidated statements of operations and statements of cash flows of Paloma for the periods covered therein, (collectively, the “Paloma Annual Financial Statements”), and (ii) the unaudited balance sheet of Paloma as of June 30, 2013 and the related consolidated statement of operations and statement of cash flows for the six-month period then ended (the “Paloma Interim Financial Statements”, and with Paloma Annual Financial Statements, the “Paloma Financial Statements”). The Paloma Financial Statements are consistent with, and have been prepared from, the books and records of Paloma and fairly present the financial condition and operating results of Paloma at the respective dates thereof and for the periods indicated. The balance sheet of Paloma as of December 31, 2013 included in the Paloma Interim Financial Statements is referred to herein as the “Paloma Balance Sheet”.

5.21          Absense of Certain Charges. From the date of the Paloma Balance Sheet to the date hereof, there has not been any event, occurrence or condition that has had, or would reasonably be expected to have, a Paloma Material Adverse Effect.

5.22          Disclaimer. It is the explicit intent, understanding and agreement of Stratus, that Paloma and Sherris are not making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement and any certificates furnished in connection with this Agreement. Stratus acknowledges that it is not relying on any statement, representation or warranty, oral or written, express or implied made by Paloma or Sherris or their representatives or agents, except for representations and warranties set forth in this Agreement, and any certificates furnished in connection with this Agreement. Except for the representations and warranties set forth in this Agreement and any certificates furnished in connection with this Agreement, the Shares are being sold “as is” and “where is” and the Parties expressly disclaim all other representations and warranties of any kind or nature expressed or implied (including, any relating to the financial condition, prospects, results of operations, assets or liabilities of Paloma). Specifically, neither Paloma nor Sherris are making any representation, warranty or covenant of any kind with respect to any projections, estimates or budgets heretofore delivered to or made available to Stratus of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Paloma or the future business and operations of Paloma.

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ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF STRATUS
AND PALOMA MERGER SUB

Stratus and Paloma Merger Sub represent and warrant to Paloma on the date hereof, that:

6.1          Organization and Good Standing. Each of Stratus and Paloma Merger Sub is a corporation, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted. Stratus is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization.

6.2          Authorization of Agreement. Each of Stratus and Paloma Merger Sub has all requisite power and authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Stratus and Paloma Merger Sub in connection with the consummation of the transactions contemplated hereby and thereby (the “Stratus Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Stratus and Paloma Merger Sub of this Agreement and each of Stratus Documents, to the extent applicable, have been duly authorized by all necessary corporate action on behalf of Stratus and Paloma Merger Sub. This Agreement has been, and each Stratus Document will be at or prior to the Closing, duly executed and delivered by each of Stratus and Paloma Merger Sub, to the extent applicable, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Stratus Document when so executed and delivered will constitute, the legal, valid and binding obligation of each of Stratus and Paloma Merger Sub, to the extent applicable, enforceable against it and in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.3          Conflicts; Consents of Third Parties.

(a)          Neither the execution and delivery by Stratus and Paloma Merger Sub of this Agreement and of Stratus Documents, nor the compliance by Stratus with any of the provisions hereof or thereof will: (i) conflict with, or result in any violation of, default or breach of, any provision of the articles of incorporation, certificate of formation or by-laws of Stratus or Paloma Merger Sub, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation, in each case to which Stratus and Paloma Merger Sub is a party or by which Stratus and Paloma Merger Sub or their properties or assets are bound or (iii) violate any Law or Order of any Governmental Body by which Stratus or Paloma Merger Sub are bound.

(b)          Except as set forth on Schedule 6.3(b), no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Stratus or Paloma Merger Sub in connection with the execution and delivery of this Agreement or the Stratus Documents or the compliance by Stratus or Paloma Merger Sub with any of the provisions hereof or thereof or the consummation by Stratus of the transactions contemplated hereby.

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6.4          SEC Filings. As of their respective filing dates, Stratus’ SEC filings complied in all material respects with the requirements of the Securities Exchange Act of 1934 Act and the Securities Act of 1933. Stratus has, to its knowledge, filed with the SEC all filings required by those laws and has provided all certifications of its officers which are required by Sarbanes-Oxley and the rules and regulations promulgated in connection therewith, as such rules and regulations have been enacted by the SEC. None of Stratus’ SEC filings, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that Stratus makes no representations or warranties as to the information contained in or omitted from Stratus’ SEC filings in reliance upon and in conformity with information furnished to Stratus by or on behalf of counterparties to the material contracts included in Stratus’ SEC filings.

6.5          Financial Advisors. Except as set forth on Schedule 6.5, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for either Stratus or Merger Sub in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

6.6          Capitalization.

(a)          The authorized capital stock of Stratus consists of:

(i)          One billion (1,000,000,000) shares of common stock, $0.001 par value, of which 593,311,148 shares are issued and outstanding and of which 90,750,435 shares are subject to outstanding option grants and warrants (exclusive of an undeterminate number issuable upon conversion of the convertible notes), all as of February 11, 2014; and

(ii)          Ten Million (10,000,000) shares of preferred stock, $0.001 par value, of which no shares are outstanding.

(b)          All of the issued and outstanding shares of capital stock of Stratus have been duly authorized, are validly issued, fully paid and nonassessable.

(c)          Except as set forth on Schedule 6.6, there is no existing option, warrant, call, right or Contract of any character to which Stratus is a party requiring, and there are no securities of Stratus outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of Stratus or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of Stratus. Stratus is not a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the capital stock of Stratus.

6.7          Corporate Records. Stratus has delivered to Paloma true, correct and complete copies of its articles of incorporation and by-laws (each certified by the secretary, assistant secretary or other appropriate officer) as currently in effect.

ARTICLE VII
COVENANTS

7.1          Board Seat. Effective as of the Closing, Sherris (the “Paloma Designee”) will be elected to the Stratus Board of Directors. The term of service for the Paloma Designee shall be the same as for the other members of the Stratus Board of Directors, which is approximately one (1) year from the Closing Date. The Paloma Designee shall not be removed from the Stratus Board of Directors except in the event of his individual commission of an act of fraud or a breach of any agreement pursuant to which he is providing services to Stratus or Paloma Surviving Corporation.

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7.2          Cooperation. The parties shall cooperate fully with each other and their respective employees, legal counsel, accountants and other representatives and advisers in connection with the steps required to be taken as part of their respective obligations under this Agreement; and each of them shall, at any time and from time to time after the Closing, upon the request of the other, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, consents, receipts, acknowledgments, acceptances and assurances as may be reasonably required (without incurring unreimbursed expense) to satisfy and perform the obligations of such party hereunder.

7.3          No Public Announcements. Without the prior written consent of the other party, no party hereto will make any press release or other public disclosure with regard to the transactions contemplated by this Agreement.

7.4          Further Assurances. Subject to the terms and conditions of this Agreement, each party agrees to use all of its reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary and proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such further instruments and documents as the other party may reasonably request).

7.5          Access to Information. Prior to the Effective Time, each party shall be entitled, through its officers, employees and representatives (including its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the other parties and such examination of the books, records and financial condition of such other party as it reasonably requests and to make extracts and copies of such books and records. Each party shall reasonably cooperate, and shall cause such party to reasonably cooperate, with all such reasonable requests. No investigation by or on behalf of any party prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the other parties contained in this Agreement. In order that a party may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the other party, each such other party shall use commercially reasonable efforts to cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of such other party to cooperate fully in connection with such review and examination.

7.6          Conduct of the Business Pending the Closing.

(a)          Except as otherwise expressly contemplated by this Agreement, Paloma shall, given the current financial constraints:

(i)          conduct its business only in the Ordinary Course of Business;

(ii)          use commercially reasonable efforts to: (A) preserve its present business operations, organization, material rights, franchises, Intellectual Property Rights and goodwill and (B) preserve, to the extent feasible, its present relationship with Persons having material business dealings with such party;

(iii)          use its commercially reasonable efforts to maintain: (A) all material assets and properties of such party in their current condition, ordinary wear and tear excepted and (B) insurance upon all of the properties and assets of such party in such amounts, of such kinds and with such carriers as are substantially similar to that in effect on the date of this Agreement;

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(iv)          maintain its books, accounts and records in accordance with generally accepted accounting principles;

(v)          give all required notices of the transactions contemplated by this Agreement and use its commercially reasonable efforts to obtain all third party consents material to such party’s business that are necessary or advisable in order to consummate the transactions contemplated by this Agreement;

(vi)          not take any action which would reasonably be expected to adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement; and

(vii)          promptly notify Stratus in writing if, prior to the consummation of the Closing, to its Knowledge: (a) any of the representations and warranties contained herein applicable to Paloma are not accurate and complete in all material respects or (b) Paloma fails to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.6 shall not limit or otherwise affect the remedies available hereunder to Stratus.

7.7          Reasonable Best Efforts; Regulatory Approvals. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and bring about the fulfillment of the conditions precedent contained in this Agreement.

7.8          No Solicitation by Paloma

(a)          Paloma shall use its reasonable best efforts to cause its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, the “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal, and use best efforts to obtain the return from all such Persons or cause the destruction of all copies of confidential information previously provided to such parties by Paloma or Representatives. Paloma shall not, and shall not permit its Representatives to, directly or indirectly: (i) solicit, initiate, knowingly facilitate or encourage (including by way of furnishing information) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal, (ii) other than informing Persons of the existence of the provisions contained in this Section 7.8, participate in any discussions or negotiations with any third party regarding any Takeover Proposal or (iii) enter into any agreement related to any Takeover Proposal.

(b)          In addition to the other obligations of the Company set forth in this Section 7.8, Paloma shall promptly advise Stratus, in writing, and in no event later than 24 hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Paloma in respect of any Takeover Proposal, and shall, in any such notice to Stratus, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry, contact or request), and thereafter shall promptly keep Stratus informed of all material developments affecting the status and terms of any such proposals, offers, inquiries, contacts or requests (and Paloma shall provide Stratus with copies of any additional written materials received that relate to such proposals, offers, inquiries, contacts or requests) and of the status of any such discussions or negotiations.

(c)          Paloma acknowledges that damages for any breach of the obligations in this Section 7.8 will be difficult to measure and that Stratus has the right to have the provisions of this Section 7.8, specifically enforced.

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7.9          Confidentiality and Non-Disclosure.

(a)          Confidential Information. The term “Confidential Information” means any information disclosed to a party to this Agreement (referred to in this Section 7.9 as the “Recipient”), either prior to or subsequent to the date of this Agreement, whether orally, in writing, in any other medium, however documented (or not documented), by or on behalf of any other party to this Agreement (referred to within this Section 7.9 as the “Disclosing Party”) including, without limitation, the Disclosing Party’s actual and proposed business(es); historical and protected financial information; budgets; services; products; trade secrets; techniques; processes; operations; formulae; product specifications; know-how; processes; compositions; inventions; discoveries; designs; formats; business, marketing and manufacturing plans and materials; analyses; strategies; forecasts; research and development; concepts; ideas; names, addresses and any other characteristics, identifying information or aspects of the Disclosing Party’s existing or potential customers, employees, vendors or suppliers; or any information derived, summarized or extracted from any of the foregoing.

(b)          Confidential Information shall not include any information which: (i) is or becomes available to the public other than as a consequence of a breach by any person of any fiduciary duty or obligation of confidentiality, including, without limitation, catalogues, product descriptions and sales literature that the Disclosing Party has distributed to the public generally; or (ii) is or was developed by a Recipient independently of, and without reliance on or reference to, the confidential information of the Disclosing Party. All of the parties agree that in the event an order by any court or other government entity is issued requiring a Recipient to turn over any Confidential Information, Recipient shall give the Disclosing Party written notice of such court order immediately upon knowledge thereof and shall cooperate with any efforts of Disclosing Party to protect the confidentiality of the information.

(c)          Non-Disclosure of Confidential Information. Each party to this Agreement hereby agrees to hold in strict confidence and trust all Confidential Information and agrees not to disclose or otherwise provide or transfer, directly or indirectly, any Confidential Information or anything related to the Confidential Information to third parties without the prior written consent of the other party or as permitted by Section 7.9(b) or the next sentence. A Recipient may disclose Confidential Information (without consent of the other party): (i) to its directors, officers, stockholders, employees, agents and advisors (including without limitation attorneys, accountants, consultants, bankers, financing sources and financial advisors) (“Representatives”) who are advised of the terms of this Section 7.9 and who need to know such information to enable Recipient to evaluate and assist with respect to the Merger with a Disclosing Party, and then only to the extent necessary to carry out the legitimate use of the Confidential Information and (ii) as required by any final, unappealable court order. Each party further agrees that it may use the Confidential Information only in connection with the evaluation of this transaction and not for any other purpose or for the benefit of any third party. Each party agrees to require any of its Representatives who obtain Confidential Information to comply with this Section 7.9 and also agrees to be responsible for any breach of this Section 7.9 by such persons.

7.10          Treatment of Merger as a Tax-Free Reorganization. The parties shall cooperate and take all commercially reasonable actions as may be necessary to qualify the Merger as a “reorganization” under Section 368(a) of the Code.

ARTICLE VIII
CONDITIONS TO CLOSING

8.1          Conditions Precedent to Obligations of Stratus and Paloma Merger Sub. The obligations of Stratus and Paloma Merger Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Stratus in whole or in part to the extent permitted by applicable Law):

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(a)          the representations and warranties of Paloma and Sherris contained in Article V, that are qualified as to materiality shall be true and correct in all respects and those that are not qualified as to materiality shall be true and correct in all material respects as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct in all respects on and as of such earlier date and those that are not qualified as to materiality shall be true and correct in all material respects on and as of such earlier date);

(b)          Paloma shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date, and received all Paloma Shareholder Consents, and Stratus shall have received copies of such corporate resolutions and other documents evidencing the performance thereof as Stratus may reasonably request;

(c)          there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and there shall not be pending any Legal Proceeding seeking to restrain or prohibit the consummation of the Merger or seeking a material amount for damages in connection with the transactions contemplated hereby;

(d)          there shall be no Indebtedness or Liabilities of Paloma (including any Transaction Expenses other than the Post Closing Amounts) outstanding other than (i) Indebtedness to be paid by Paloma at Closing, or (ii) Liabilities not to exceed $1,300,000 including with respect to all amounts including the principal amount plus accrued interest payable under the Paloma Notes;

(e)          there shall not have been any Paloma Material Adverse Effect since the date of this Agreement;

(f)          Stratus shall have received a certificate signed by the Chief Executive Officer of Paloma, in form and substance reasonably satisfactory to Stratus, dated the Closing Date, to the effect that each of the conditions specified above in Section 8.2 have been satisfied in all respects;

(g)          Paloma shall have obtained all consents, waivers and approvals referred to on Schedule 5.3(b), each such consent, waiver and approval being in form and substance reasonably satisfactory to Stratus and not requiring as a term thereof or condition thereto any adverse condition or requirement on the conduct of business by Paloma, Stratus;

(h)          a non-competition agreement, substantially in the form attached hereto as Exhibit A, shall have been entered into by Sherris, and such agreement shall remain in full force and effect;

(i)          an employment agreement, substantially in the form attached hereto as Exhibit B, shall have been entered into by Sherris on the Closing Date;

(j)          the board of directors will be reconstituted as set forth in Section 7.1, which Stratus represents and warrants that it will accomplish in a timely fashion;

(k)          Paloma shall have delivered, or caused to be delivered, to Stratus certificates of good standing as of a recent date with respect to Paloma issued by the Delaware Secretary of State;

(l)          Stratus and the Paloma Stockholders shall have entered into the Registration Rights Agreement in the form attached hereto as Exhibit C;

(m)          The holders of the Paloma Notes shall have agreed to waive any conversion rights under the Paloma Notes (except to the extent that the holders may have converted the Notes or any portion thereof to Paloma Common Stock prior to the Closing), and extend the maturity of the Paloma Notes to the first anniversary of the Closing Date;

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(n)          All Paloma Derivative Securities and any other rights to purchase any shares of Paloma capital stock shall have been converted into or exercised for Paloma Common Stock or shall have been cancelled; and

(o)          Stratus or a subsidiary of Stratus shall have acquired all of the capital stock of VasculoMedics substantially in accordance with the terms of the VasculoMedics Letter of Intent.

8.2          Conditions Precedent to Obligations of Paloma. The obligations of Paloma to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Paloma in whole or in part to the extent permitted by applicable Law):

(a)          the representations and warranties of Stratus and Paloma Merger Sub contained in Article VI that are qualified as to materiality shall be true and correct in all respects and those that are not qualified as to materiality shall be true and correct in all material respects as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct in all respects on and as of such earlier date and those that are not qualified as to materiality shall be true and correct in all material respects on and as of such earlier date); and

(b)          Stratus shall have performed and complied in all respects with all obligations and agreements required by this Agreement to be performed or complied with by Stratus on or prior to the Closing Date;

(c)          there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and there shall not be pending any Legal Proceeding seeking to restrain or prohibit the consummation of the Merger or seeking a material amount for damages in connection with the transactions contemplated hereby and the Paloma Stockholders have approved the Merger and all Transactions;

(d)          there shall not have been any Stratus Material Adverse Effect since the date of this Agreement;

(e)          Paloma shall have received a certificate signed by the Chief Executive Officer of Stratus, in form and substance reasonably satisfactory to Paloma, dated the Closing Date, to the effect that each of the conditions specified above in Section 8.1 have been satisfied in all respects;

(f)          a non-competition agreement, substantially in the form attached hereto as Exhibit A, shall have been entered into by Sherris and such agreement shall remain in full force and effect;

(g)          an employment agreement, substantially in the form attached hereto as Exhibit B, shall have been entered into by Sherris on the Closing Date;

(h)          the board of directors of Stratus shall have been reconstituted as provided in Section 7.1, which Stratus represents and warrants that it will accomplish in a timely fashion; and

(i)          Stratus and the Paloma Stockholders shall have entered into the Registration Rights Agreement in substantially the form attached hereto as Exhibit C.

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ARTICLE IX
INDEMNIFICATION

9.1          Survival of Representations and Warranties.

(a)          The representations and warranties of the parties contained in this Agreement shall survive the Closing until 11:59 p.m. EST on the twelfth (12th) month anniversary of the Closing Date (the “Expiration Date”). Any claim for a Loss asserted in good faith on or prior to the Expiration Date which sets forth in a written notice in reasonable detail (based on the facts then available) the nature and estimated scope of such claim will be timely made for purposes hereof (the “Timely Claim”). Any claim for indemnification with respect to any of such matters that is not asserted by notice to the other party on or prior to the Expiration Date may not be pursued and is hereby irrevocably waived after such time.

(b)          All covenants and agreements made by the parties to this Agreement which contemplate performance following the Closing Date shall survive the Closing Date in accordance with their terms. All covenants and agreements that contemplate performance prior to the Closing Date shall not survive the Closing Date; provided, however, that if any such covenant or agreement is breached on or prior to the Closing Date, the non-breaching party shall retain all rights and remedies hereunder with respect to such breach following the Closing Date.

9.2          Indemnification by Paloma Stockholders. Subject to the limitations set forth in this Article IX, from and after the Closing Date, Stratus, the Surviving Paloma Corporation, and their respective subsidiaries, shareholders, members, directors, officers, employees, consultants, independent contractors, agents and representatives (the “Stratus Indemnified Parties”) shall be entitled to be indemnified, defended and held harmless by the Paloma Stockholders for all Losses suffered or incurred by such Stratus Indemnified Party (irrespective of whether or not such Losses arise out of or in connection with a third-party claim) resulting from, or arising out of or relating to the following:

(a)          any failure of the representations and warranties made by Paloma set forth in this Agreement or in any Paloma Document to be true and correct;

(b)          any breach of any covenant or other agreement on the part of Paloma under this Agreement or any Paloma Document; or

(c)          any claims by Paloma Stockholders or the holders of any other security of Paloma with respect to the determination by Paloma to enter into this Agreement or the allocation of the Merger Consideration as set forth in the Merger Consideration Schedule.

9.3          Indemnification by Stratus. Subject to the limitations set forth in this Article IX, from and after the Closing Date, the Paloma Stockholders and their respective subsidiaries, shareholders, members, directors, officers, employees, consultants, independent contractors, agents and representatives (the “Target Indemnified Parties” and with the Stratus Indemnified Parties, each an “Indemnified Party”) shall be entitled to be indemnified, defended and held harmless by Stratus for all Losses suffered or incurred by such Target Indemnified Party (irrespective of whether or not such Losses arise out of or in connection with a third-party claim) resulting from, or arising out of or relating to the following:

(a)          any failure of the representations and warranties made by Stratus or Paloma Merger Sub set forth in this Agreement or in any Stratus Document to be true and correct; or

(b)          any breach of any covenant or other agreement on the part of Stratus or Paloma Merger Sub under this Agreement or any Stratus Document.

9.4          Escrow Arrangements.

(a)          Escrow Fund. The Escrow Shares shall be available to compensate the Stratus Indemnified Parties for any claims by such Parties for any Losses incurred or sustained by them and for which they are entitled to recovery under this Article IX.

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(b)          Escrow Period; Distribution upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence as of the Closing and shall terminate at 11:59 p.m., local time, on the sixth (6th) month anniversary after the Closing Date with respect to Fifty (50%) percent of the Escrow Fund, and the balance of the Escrow Fund shall terminate at 11:59 P.M., local time twelve (12) months after the Closing Date (the “Escrow Period”); provided, however, that the Escrow Period shall not terminate with respect to 100% of the amount of any unsatisfied claims specified in any Officer’s Certificate delivered in good faith prior to the respective expiration date with respect to facts and circumstances existing prior to the Expiration Date (each, an “Unresolved Claim”). As soon as an Unresolved Claim has been resolved (whether by settlement, other agreement or Order), Stratus shall, within five (5) days, deliver to the Transfer Agent for distribution, to and in the names of those Persons designated by the Holder Representative, the portion of the Escrow Shares, if any, not required to satisfy other Unresolved Claims. For the purposes hereof, “Officer’s Certificate” shall mean a certificate signed by any executive officer of Stratus and delivered to the Holder Representative: (1) stating that Stratus has paid, incurred, sustained or accrued, or reasonably anticipates that it will have to pay, incur, sustain or accrue Losses and (2) specifying in as much detail as then exists the individual items of Losses included in the amount so stated, the date each such item was paid, incurred, sustained or accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

9.5          Indemnification Procedures.

Subject to Section 9.4, the following shall apply to all Claims; provided that the Holder Representative shall be the exclusive person to act on and receive all Notices on behalf of the Paloma Stockholders:

(a)          Claims for Indemnification. In the event that any Indemnified Party asserts a Timely Claim, it shall provide written notice thereof containing as much detail as then exists regarding the claim (the “Claim Notice”) to the party against which such claim is asserted (an “Indemnifying Party”) with a copy to the Holder Representative.

(b)          Resolution of Conflicts; Arbitration.

(i)          If the Indemnifying Party shall object in writing to any claim or claims made in any Claim Notice to recover Losses within thirty (30) days after delivery of such Claim Notice, then the Indemnifying Party and Indemnified Party shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Indemnifying Party and Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties, and the Indemnifying Party shall pay the agreed-upon amount of the Claim to the Indemnified Party or the same shall be deducted from the Escrow Fund; or shall be paid by the Indemnified Party because the amount is less than the Threshold Amount as set forth in Section 9.6(c).

(ii)          If no such agreement can be reached after good faith negotiation and prior to sixty (60) days after delivery of the Claim Notice, then the matter shall be referred to arbitration in accordance with Section 11.9 hereof.

(c)          Third-Party Claims With Respect to Indemnified Parties.

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(i)          In the event an Indemnified Party becomes aware of a third-party claim which the Indemnified Party reasonably believes, after investigation, may result in a demand against an Indemnifying Party, the Indemnified Party shall notify the Indemnifying Party in writing of such claim. The Indemnifying Party shall have the right to elect to assume the defense of such claim; provided that the Indemnifying Party shall have acknowledged in writing to the Indemnified Party that to the best of its knowledge, such party is obligated to indemnify the Indemnified Party with respect to such third-party claim as and to the extent provided hereunder; and provided, further, that in the event the Indemnifying Party subsequently determines that it is not obligated to indemnify any such Indemnified Person with respect to such third-party claim, it shall promptly notify the Indemnified Party to such effect and the Indemnifying Party shall cease to have the right to control the defense of such third-party claim. Notwithstanding the foregoing, the Indemnifying Party shall not have the right to elect to assume the defense of such third-party claim if: (w) the Indemnified Party determines in good faith that there is a reasonable probability that such third-party claim seeks material non-monetary relief; (x) the third-party claim is a criminal proceeding or (y) the claim seeks relief which would limit or otherwise adversely affect the conduct of business by the Indemnified Party. Failure by the Indemnifing Party to notify the Indemnified Party of its election to assume the defense of any such claim or litigation by a third party within ten (10) days after notice thereof has been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to assume the defense of such claim or litigation, and the Indemnified Party shall have the right to retain its own counsel, without prejudice to its right of indemnification under this Agreement. All claims for legal fees and expenses or other Losses for which an Indemnified Party is entitled to indemnification pursuant to this Section 9.5(c) shall be subject to the claims processing and dispute procedures set forth in Section 9.5(b).

(ii)          The Indemnifying Party, if he or it are entitled to and do assume the defense, shall retain counsel reasonably satisfactory to the Indemnified Party to defend such claim and shall pay the fees and disbursements of such counsel with regard thereto. If the Indemnifying Party elects to assume the defense, the obligations under Article IX of this Agreement shall include taking all steps necessary in the investigation, defense or settlement of such claim or litigation (including the retention of legal counsel) and holding the Indemnified Parties harmless from and against any and all Losses caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation; provided, however, that: (x) the Indemnifying Party shall first consult with the Indemnified Party regarding such settlement, (y) no settlement may be made by the Indemnifying Party without the consent in writing of the Indemnified Party, unless such settlement: (i) releases the Indemnified Parties from any liability in respect thereof, (ii) does not include any admission of culpability on the part of the Indemnified Parties and (iii) does not impose an injunction or other equitable relief upon the Indemnified Parties or any of their Affiliates or otherwise impose affirmative or negative covenants on the Indemnified Party, and (z) the Indemnifying Party shall not enter into any settlement with respect to Taxes without the Indemnified Party’s consent, which shall not be unreasonably withheld. If the Indemnifying Party elects to assume the defense, the Indemnifying Party shall permit the Indemnified Party to participate in such defense or settlement through separate counsel chosen by the Indemnified Party, with the fees and expenses of such separate counsel borne by the Indemnified Party; provided, however, that in the event the Indemnified Party shall conclude (upon the advice of counsel) that there may be legal defenses or rights available to it which are different from, in actual conflict with, or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled to select separate counsel to act on its behalf, and the Indemnifying Party shall pay the reasonable separate counsel fees and other reasonable expenses related thereto.

(iii)          If the Indemnified Party elects to assume such third-party claim or litigation, the Indemnified Party shall permit the Indemnifying Party to participate in such defense or settlement through separate counsel chosen by the the Indemnifying Party, with the fees and expenses of such separate counsel borne by the Indemnifying Party.

9.6          Limitation on Indemnification.

(a)          Other than as set forth below, resort to indemnification pursuant to this Article IX and the Escrow Fund shall be the sole and exclusive remedy of the Stratus Indemnified Parties and the Stratus Indemnified Parties hereby waive, to the fullest extent permissible by law, any and all other rights or remedies that may arise under any applicable statute, rule or regulation.

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(b)          For purposes of determining the amount of Escrow Shares to satisfy any Indemnification Claims, the Escrow Shares shall be valued at the fair market value of such shares at the time such claim is made based on the average closing price on the exchange on which shares of Stratus are traded for the twenty (20) day period immediately prior to the date that such claim is made.

(c)          An Indemnifying Party shall not have any liability under this Article IX unless the aggregate amount of Losses to the indemnified parties as finally determined exceed One Hundred Thousand ($100,000) Dollars (the “Threshold Amount”), in which event, subject to Section 9.6(a) the Indemnifying Party shall be required to pay the full amount of such Losses in excess of the Threshold Amount; provided however, that the maximum liability of any Paloma Stockholder and the maximum liability of Sherris hereunder shall be limited to the fair market value of the Escrow Fund of each as held by the Escrow Agent, and the maximum liability of Stratus shall be limited to the fair market value of the Escrow Fund.

ARTICLE X
HOLDER REPRESENTATIVE

10.1          Holder Representative.

(a)          Upon the adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby by the Paloma Stockholders, Sherris (the “Holder Representative”) shall be appointed as the Holder Representative hereunder to give and receive notices and communications, to waive any breach or default of Stratus under this Agreement, to receive all notices and services of process on behalf of the Paloma Stockholders in connection with any claims under this Agreement, including indemnification claims by or against Paloma pursuant to Article IX and to take all other actions that are either: (i) necessary or appropriate in the judgment of the Holder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement; provided, however that such agency shall apply only to matters affecting the Paloma Stockholders and any matter that affects only an individual Paloma Stockholder shall be addressed by Stratus and such Paloma Stockholder. In the event of the death, disability or resignation of the Holder Representative, the agency may be changed by the Paloma Stockholders as expeditiously as possible; and thereafter, written notice shall be given to Stratus or the designated successor. No bond shall be required of the Holder Representative, and the Holder Representative shall not receive any compensation for his services. Notices or communications to or from the Holder Representative shall constitute notice to or from the Paloma Stockholders.

(b)          Except for intentional fraud, the Holder Representative shall not be liable for any act done or omitted hereunder as Holder Representative. Pursuant to the following sentence, and to the fullest extent permitted by applicable Law, the Paloma Stockholders shall be, severally based on such Paloma Stockholders’ pro rata Portion of the Merger Consideration and not jointly, obligated to indemnify and defend the Holder Representative and hold the Holder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Holder Representative and arising out of or in connection with the acceptance or administration of the Holder Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Holder Representative. At the time of distribution pursuant to Section 9.4 of any remaining Escrow Shares, the Holder Representative shall be entitled to deduct and withhold from such Shares to pay and reimburse fees and expenses of third parties incurred or expected to be incurred in connection with such Holder’s role as Holder Representative pursuant to this Agreement to the extent the Holder Representative Reserve would be insufficient to pay and reimburse fees and expenses of third parties.

(c)          The grant of authority provided for in Section 10.1 is coupled with an interest and is being granted, in part, as an inducement to Stratus and Paloma Merger Sub to enter into this Agreement, shall be irrevocable.

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(d)          In connection with the performance of the Holder Representative’s obligations hereunder, the Holder Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Paloma Stockholders, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, and maintain such records, as the Holder Representative may deem necessary or desirable and incur other out-of-pocket expenses related to performing its services hereunder.

(e)          In dealing with this Agreement and any instruments, agreements or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Holder Representative hereunder or thereunder: (i) the Holder Representative and his agents, counsel, accountants and other representatives shall not assume any, and shall incur no, responsibility whatsoever (in each case, to the extent permitted by applicable Law) to the Paloma Stockholders or Stratus by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement or any such other agreement, instrument or document other than with respect to intentional fraud of the Holder Representative, and (ii) the Holder Representative shall be entitled to rely in good faith on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Holder Representative pursuant to such advice shall in no event subject the Holder Representative to liability to the Paloma Stockholders or Stratus.

(f)          All of the immunities and powers granted to the Holder Representative under this Agreement shall survive the Closing and/or any termination of this Agreement.

(g)          A decision, act, consent or instruction of the Holder Representative, including an extension or waiver of this Agreement, shall constitute a decision of the Paloma Stockholders and shall be final, binding and conclusive upon the Paloma Stockholders ; and Stratus may rely upon any such decision, act, consent or instruction of the Holder Representative as being the decision, act, consent or instruction of the Paloma Stockholders. Stratus is hereby relieved from any Liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Holder Representative.

(h)          The Holder Representative has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Holder Representative in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the “Holder Representative Documents”), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Holder Representative Documents, the performance of such Person’s respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required action on the part of the Holder Representative. This Agreement has been, and each of the Holder Representative Documents will be at or prior to the Closing, duly and validly executed and delivered by the Holder Representative and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Holder Representative Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Holder Representative enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

ARTICLE XI
RESCISSION RIGHTS; PREEMPTIVE RIGHTS;
PAYMENT OF POST-CLOSING PAYMENT AMOUNTS

11.1          Rescission Rights. It is the intention of Stratus to raise at least Ten Million Dollars ($10,000,000) after the Effective Date through the sale by Stratus of its securities upon usual and customary terms (the “Financing”). In the event that at least Seven Million Five Hundred Thousand ($7,500,000) Dollars in gross proceeds from the Financing is not achieved by within sixty (60) days from the Closing Date or March 31, 2014, whichever is later, Stratus and Paloma will then, at the option of the Holder Representative to be exercised no later than May 1, 2014, take all necessary steps to unwind the Merger (the “Rescission”) and return the parties to the position they were in immediately prior to the closing of the Merger. The Rescission shall be effected by notice to Stratus from the Holder Representative.

28

11.2          Preemptive Rights. Each Paloma Stockholder will be allowed to participate in the Financing on the same terms and conditions and have the right and option for at least ten (10) calendar days after receipt of all final, fully negotiated offering documents, to purchase the securities being offered in the Financing sufficient to maintain such Person’s pro-rata ownership interest in Stratus post-closing of the Financing. As soon as practicable, all offering documents will be provided to the Paloma Stockholders. If a Paloma stockholder declines to purchase his, her or its pro-rata share, then any oversubscription shall be permitted for an additional period of five (5) days to any Paloma Stockholder who has purchased his, her or its pro-rata ownership interest pursuant to this Section 11.2.

11.3          Payment of Post-Closing Payment Amounts. Simultaneously with the Closing of Financing, Status shall pay the Post-Closing Payment Amounts. All payments will be made to the Client Trust Account of Rubin and Rudman LLP for distribution.

11.4          Payment of the Promissory Note Holders. Stratus acknowledges that Paloma has borrowed monies from three (3) individuals as evidenced by Promissory Note Agreements attached hereto as Exhibit D, which, as of the Effective Date represent an outstanding indebtedness of Paloma of approximately $1,130,500. Stratus represents, warrants and agrees that it will assume responsibility for the payments of the Promissory Notes, and on or before the first anniversary of the Closing Date, will pay the entire original principal balance of each Promissory Note, together with all accrued and unpaid interest, which in the aggregate are estimated to approximate $1,300,000, and take such and further steps as is necessary to discharge the three (3) Promissory Notes.

11.5          Stratus Shares Issued for the Value of VasculoMedics, Inc. Stock Held by Paloma. Simultaneously with the Closing of the Merger, Stratus is completing a merger with VasculoMedics, pursuant to which VasculoMedics will become a wholly owned subsidiary of Stratus. Paloma owns Six Hundred Twenty-Five Thousand (625,000) shares of the Common Stock of VasculoMedics and will, in accordance with the terms and conditions of the VasculoMedics Agreement and Plan of Merger dated February 25, 2014 receive a total of 2,444,444 shares of the Common Capital Stock of Stratus (“S Shares for V”). It is therefore agreed that the number of Stratus shares represented by the S Shares for V will be included in the consideration going to the Paloma shareholders in the Merger in addition to the Merger Consideration.

ARTICLE XII
MISCELLANEOUS

12.1          Submission to Jurisdiction; Consent to Service of Process.

(a)          The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of California over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

29

(b)          Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 12.5.

12.2          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such state.

12.3          Entire Agreement; No Third-Party Beneficiaries. This Agreement: (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies.

12.4          Amendment and Waivers. This Agreement may be amended, supplemented or changed by the parties hereto; provided, however, that there shall be made no amendment that by Law requires further approval by the Paloma Stockholders without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

12.5          Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given: (i) when delivered personally, (ii) when sent by facsimile (with confirmation of transmission), (iii) when sent via confirmed email, or (iv) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Paloma or Holder Representative, to

Paloma Pharmaceuticals, Inc.

37 Neillian Crescent

Jamaica Plain, Massachusetts 02130

Attention: David Sherris, Ph.D.

E-mail: dsherris@palomapharma.com

with a copy (which shall not constitute notice) to:

Rubin and Rudman LLP

50 Rowes Warf, 3rd Floor

Boston, Massachusetts 02110

Attention: Peter B. Finn, Esq.

E-mail: PFinn@rubinrudman.com

30

If to Stratus or Paloma Merger Sub, to:

1800 Century Park East

6th Floor

Los Angeles, CA 90067

Attention: Jerrold Rubinstein

Email: jhr@miaminc.com

with a copy to:

TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067

Attention: David L. Ficksman, Esq.

Email: dficksman@troygould.com

12.6          Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

12.7          Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

12.8          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.9          Arbitration. In the event of any dispute, controversy, disagreement, breach or claim arising out of or relating to this Agreement or interpretation of any of the provisions, the same shall be submitted, for resolution, to final and binding arbitration in accordance with the following procedures: The parties shall first attempt to mediate the matter(s). If the matter(s) has not been satisfactorily resolved (or waived), within thirty (30) days after written notice by either party to the other requesting mediation, then the matter shall be referred to arbitration for resolution under the then commercial arbitration rules of the American Arbitration Association (the “A.A.A.”) and the decision of the arbitrator shall be final and binding on the parties. The parties shall have the right to select the arbitrator. If the parties are unable to agree upon an arbitrator within thirty (30) days following a notice of initiating arbitration to the other party, then the arbitrator shall be appointed by the A.A.A. Each party shall be responsible for the filing fee and the arbitrator’s fee; and otherwise, each party shall be responsible for its own costs and expenses, including but not limited to, travel, consultants, depositions, witnesses and attorneys’ fees and disbursements. The arbitrator shall be authorized to only interpret and apply the provisions of this Agreement or any related agreements entered into under this Agreement and shall have no power or authority to modify or change any of the above in any manner.

31

The arbitrator shall have no authority to award punitive or speculative damages or any damages inconsistent with this Agreement. In addition to monetary award, the arbitrator shall be empowered to award equitable relief, including an injunction and specific performance of any obligation under this Agreement. The arbitrator shall, within thirty (30) days of the conclusion of the hearing, unless such time is extended by mutual agreement, notify the parties in writing of his/her decision, stating the reasons for such decision and separately listing the findings of fact and conclusions of law. The arbitration shall be conducted in Los Angeles, California, and shall be governed by the laws of the State of California, and the decision of the arbitrator may be entered in any court of competent jurisdiction. Any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by Law, be charged against the non-prevailing party or shall be recovered by the prevailing party, as applicable, in any final judgment or arbitration award.

12.10          Reverse Split. Stratus intends to effect a reverse split of up to 1-to-100 with respect to shares of its outstanding Common Stock. All share numbers with respect to the Stratus Common Stock including the Merger Consideration are before giving effect to such reverse split.

Signature Page Follows.

32

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

“STRATUS”

STRATUS MEDIA GROUP, INC.

By:____________________________ Name:__________________________ Title:___________________________

“PALOMA MERGER SUB”	“PALOMA”

PALOMA ACQUISITION, INC.	PALOMA PHARMACEUTICALS, INC.

By:____________________________ Name:__________________________ Title:___________________________	By:____________________________ David Sherris, Ph.D., President and CEO

“HOLDER REPRESENTATIVE”

_______________________________
David Sherris, Ph.D.

“SHERRIS”

_______________________________
David Sherris, Ph.D.

33

EXHIBIT “A”

NON-COMPETITION AGREEMENT

34

EXHIBIT “B”

EMPLOYMENT AGREEMENT

35

EXHIBIT “C”

REGISTRATION RIGHTS AGREEMENT

36

EXHIBIT “D”

PROMISSORY NOTES

37

DISCLOSURE SCHEDULE

TO

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

STRATUS MEDIA GROUP, INC.

PALOMA ACQUISITION, INC.

AND

PALOMA PHARMACEUTICALS, INC.

February 25, 2014

This Disclosure Schedule is made and given by Paloma Pharmaceuticals, Inc. (“Paloma”) pursuant to the Agreement and Plan of Merger dated as of February 25, 2014 (the “Merger Agreement”), by and among the Stratus Media Group, Inc. (“Stratus”), Paloma Pharmaceuticals, Inc. and Paloma Acquisition, Inc. (“Paloma Merger Sub”).

The Schedule numbers in the Disclosure Schedule correspond to the Section numbers of the Paloma representations and warranties contained in Article V of the Merger Agreement and the covenants of Paloma contained in Article VII of the Merger Agreement. If, and to the extent, any item required to be disclosed in a section of this Disclosure Schedule is disclosed in any other section(s) of the Disclosure Schedule, each item shall be deemed to be included in such Section where such information is required to be disclosed to the extent such item is described in sufficient detail to enable a party to reasonably identify that such item belongs to such section.

Capitalized terms used by not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

Schedule 5.2 (d):	Attached hereto and made a part hereof are the following schedules:

(i) Schedule of Holders of Paloma Common Stock
(ii) Schedule of Holders of Paloma Stock Options
(iii) Schedule of Holders of Paloma Stock Warrants

Schedule 5.3 (b):	No consents, waivers, or approvals are needed or required in connection with the Merger.

Schedule 5.4 (c):	(a) No pre-emptive rights have been granted to any party. Paloma has not entered into any voting trust or other contract with respect to the voting or other disposition of the capital stock of Paloma.

(b) See Schedule 5.2(d)(i) and (ii) for a listing of the of the Holders of the Paloma Stock Options and Warrants. All Stock Options and Warrants will be cancelled in connection with the closing of the Merger.

The Company is not a party to any voting trusts or agreements. There are no Company Derivative Securities.

38

Schedule 5.5:	None, except Paloma own Six Hundred Twenty Five Thousand (625,000) shares of the Common Stock of Vasculo Medics, Inc.

Schedule 5.7:	Liabilities and Indebtedness include:

(i) Paloma Notes;
(ii) Transaction Expenses;
(iii) On-going patent maintenance fees;
(iv) Delaware franchise taxes;
(v) Miscellaneous accrued fees of approximately $2,000.00; and
(vi) Directors’ and Officers’ Liability Policy with policy renewable in October, 2014 with appropriate tail policy to be purchased.

Schedule 5.9:	Paloma pays Sherris One Thousand ($1,000.00) Dollars per month for the lease of its facilities.

Schedule 5.10:	See Schedule 5.10(a) annexed hereto and made a part hereof consisting of: (i) description of the four (4) Patent Families consisting of twenty one (21) pages; (ii) description of the Patent Families consisting of two (2) pages and (iii) spread sheet of the patent filings of fifteen (15) pages.

Schedule 5.12:	There are no Material Contracts.

Schedule 5.14(b)	There are no benefit plans except: (i) contribution to a family health plan maintained by a separate, independent entity with payments of $366.85 made on a bi-weekly basis and (ii) Equity Incentive Plan. David Sherris is the sole employee.

Schedule 5.15(d)	(i): David Sherris, President and CEO

Annual Compensation: $300,000.00 with 50% of the salary in 2013 to the present deferred.

Bonuses: 2010: $180,000.00
2011: $105,000.00 2012: $-0- 2013: $-0-

(ii) DavidSherris

Elkan R. Gamzu, Ph.D.

Daniel L. Menichella

(iii) None

(iv) David Sherris

Schedule 5.16:	There is no pending litigation. Approximately two (2) years ago in 2012, Michael Petrokansky (who owns 1.59% of Paloma’s outstanding Common Stock) made a number of accusations to Paloma and Sherris regarding the management and threatening legal action. He claimed to represent other stockholders although that was not confirmed. Paloma believes that the focus of his efforts was to force an exit for his investment. The allegations were completely without merit and the Company’s legal counsel responded to each allegation. There has been no communication from Mr. Petrokansky since October 2, 2013. To date, there is no pending litigation.

Schedule 5.18:	Fidelity Investments for checking and savings and American Express credit cared for additional purchase.

Schedule 5.19:	There are no financial advisors.

39

SCHEDULE 5.2(d)(i)

40

SCHEDULE 5.2(d)(ii)

41

SCHEDULE 5.2(d)(iii)

WARRANT HOLDERS

42

SCHEDULE 5.10

FAMILY 1: COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS (Hoxie Ref.: PAL-01)
Application No./Country	Status	Patent Expiration	Pending Claim Types	Selected Pending Claims
13/180,149/U.S.	- Pending - Expect a Notice of Allowance this year

- 2026 (plus patent term adjustment that may be available)

- Patent term extension and pediatric exclusivity depending on clinical trials and product development may extend the patent term up to 5.5 years

- Compound, composition, and method of treatment claims

34. A method of treating a skin disease, comprising administering to a subject a composition comprising a therapeutic amount of benzo(c)chromen-6-one derivative P529.

46. Compound P529 in free or salt form.

48. A pharmaceutical composition comprising Compound P529 in free or salt form.

2011265398/Australia	- Pending	- 2026	- Composition and method of treatment claims

1. A composition for preventing or treating a skin disease comprising a benzo(c)chromen-6-one derivative in an acceptable delivery vehicle.

6. The composition of claim 1, wherein said composition is one or more compositions selected from the group consisting of Table I.

7. The composition of claim 6, wherein said Table I comprises . . . P529.

34. A method of preventing and/or treating a skin disease, comprising administering to a subject a therapeutic amount of one or more benzo(c)chromen-6-one derivative compositions selected from Table I.

PI0621638-2/Brazil	- Pending	- 2026	- Composition and method of treatment claims	- Same as pending AU claims.
2,651,244/Canada	- Pending	- 2026	- Compound, composition, and use claims	- Pursuing claims to bicyclic compounds.
200680055090.8/China	- Issued	- 2026	- Composition and Swiss-type use claims

1. A composition for preventing or treating a skin disease comprising one or more compositions selected from the group consisting of benzo(c)chromen-6-one derivatives . . . P529.

2. The composition of claim 1, wherein said skin disease is selected from the group consisting of psoriasis, atopic dermatitis, and aging skin.

29. Use of a composition of one of claims 1-28 for the manufacture of a medicament for the treatment of a skin disease.

43

FAMILY 1: COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS (Hoxie Ref.: PAL-01)
10191108.0/Europe	- Allowed

- 2026

- At least 10 years market exclusivity from the date of approval in Europe and an additional year could be available on the basis of an additional approval, e.g., for a new indication

- Supplementary protection certificate (SPC) (based on delays in getting regulatory approval), for up to five years from the normal expiry date of 2026, so until 2031

- Use claims

1. A benzo(c)chromen-6-one derivative comprising a dibenzo[b,d]pyran-6-one moiety for use in preventing or treating a skin disease, wherein said skin disease is selected from the group consisting of psoriasis, atopic dermatitis, and aging skin, and wherein said compound is selected from the group consisting of . . . P529 . . . in free or pharmaceutically acceptable salt form.

2. A compound for use according to claim 1, wherein said compound is P529.

12167951.8/Europe (divisional application of European Patent Application No. 10191108.0)	- Pending - Communication from European Patent Office indicated that the claims are novel and inventive	- 2026 (also see above regarding market exclusivity and SPC)	- Compound and composition claims	1. A benzo(c)chromen-6-one derivative selected from . . . compound P529 in free or salt form. 5. A pharmaceutical composition comprising a benzo(c)chromen-6-one derivative of any one of claims 1-4.
13105204.6/Hong Kong (based on European Patent Application No. 12167951.8)	- Pending	- 2026	- Compound and composition claims	- Same as pending EP 12167951.8 claims.
9616/DELNP/2008/India	- Pending	- 2026	- Composition and method of treatment claims	- Same as pending AU claims.
MX/a/2008/013799/ Mexico	- Pending	- 2026	- Compound, composition, and Swiss-type use claims

1. A composition for preventing or treating a skin disease, wherein said composition comprises one or more compounds selected from the group consisting of . . . P529 . . . or pharmaceutically acceptable salts thereof.

2. Use of one or more compounds selected from the group consisting of . . . P529 . . . or pharmaceutically acceptable salts thereof for preparing a medicament for preventing and/or treating a skin disease in a subject.

13. A compound selected from the group consisting of . . . P529 . . . or a pharmaceutically acceptable salt thereof.

16. A pharmaceutical composition comprising a compound selected from the group consisting of . . . P529 . . . or a pharmaceutically acceptable salt thereof and a pharmaceutically acceptable excipient.

20084974/Norway	- Pending	- 2026	- Composition and method of treatment claims	- Same as pending AU claims.

44

FAMILY 2: COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS (Hoxie Ref.: PAL-01B)
Application No./Country	Status	Patent Expiration	Pending Claim Types	Selected Pending Claims
11/680,292/U.S.	- Issued as U.S. Patent No. 8,475,776	- 2030 - Patent term extension and pediatric exclusivity depending on clinical trials and product development may extend the patent term up to 5.5 years	- Composition and method of treatment claims	1. A composition comprising a compound according to Formula I: 4. A method of treating cancer comprising administering an effective amount to a subject a composition of claim 1 . . .
13/901,011	- Pending (continuing application of U.S. Patent Application No. 11/680,292)	- 2027	- To be determined	- To be determined
2007219981/Australia	- Allowed	- 2027	- Compound, composition, method of treatment, and use claims

1. A compound selected from the group consisting of . . . P529 . . . in free or pharmaceutically acceptable salt form.

6. A compound of formula P529 in free or pharmaceutically acceptable salt form.

10. A pharmaceutical composition comprising one or more compounds selected from the group consisting of . . . P529 . . . in free or pharmaceutically acceptable salt form.

14. A method of treating a disease characterized by unwanted angiogenesis, comprising administering to a subject one or more compounds selected from the group consisting of . . . P529 . . . in free or pharmaceutically acceptable salt form.

15. A method of treating a disease, wherein the disease is cancer . . . or wherein the disease is selected from the group consisting of hereditary hermorrhagic telangiectasia, solid or blood born tumors, acquired immune deficiency syndrome, postmenopausal symptoms, osteoporosis, cardiovascular disease, Alzheimer’s disease, strokes, vascular malformations, abnormal wound healing, inflammatory and immune disorders, gout, macular degeneration, diabetic retinopathy, retinopathy of prematurity, corneal graft rejection, multifocal choroiditis, Best’s disease, Stargardt’s disease, cblC-type cobalamin deficiency, hyperviscosity syndrome, Sorsby’s fundus dystrophy, pseudoxanthoma elasticum, rubeosis iridis, Osler Weber syndrome, Osler-Weber-Rendu disease, keratoconjunctivitis, Vitamin A deficiency, phylectenulosis, bacterial infection, viral infection, parasitic infection, fungal infection, atopic and superior limbic dermatitis, chronic uveitis, chronic vitritis, Eales’ disease, radial keratotomy, uncharacteristic proliferation of fibrovascular or fibrous tissue, proliferative vitreoretinopathy, chronic retinal detachment, trauma (including but not limited to abrasion, previous surgery with complications such as corneal allograft rejection, alkaline burns, acid burns or hydrocarbon burns, mechanical or thermal damage to Bruch’s membrane), pterygium, arthritis (rheumatoid and osteoarthritis), psoriasis, atopic dermatitis, dermal photodamage), Sjögren’s syndrome, systemic lupus, polyarteritis, pemphigoid, sickle cell anemia, Paget’s disease, vein or artery occlusion, carotid obstructive disease, Lyme disease, Behcet’s disease, bartonelosis, arteriosclerosis, induction of amenorrhea to block ovulation or to prevent implantation by the blastula, surgical adhesions, chronic inflammation, ulcerative colitis and Crohn’s disease, comprising administering to a subject one or more compounds selected from the group consisting of . . . P529 . . . in free or pharmaceutically acceptable salt form.

19. Use of one or more compounds selected from the group consisting of . . . P529 . . . in free or pharmaceutically acceptable salt form, in the manufacture of a medicament for treating a disease characterized by unwanted angiogenesis.

28. The compound of claim 6 in the free form.

45

FAMILY 2: COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS (Hoxie Ref.: PAL-01B)
PI0708318-1/Brazil	- Pending	-2027	- Composition and method of treatment claims

1. A composition comprising a compound according to Formula I:

5. The composition of any one of claims 1-4, wherein said composition is one or more compositions selected from the group consisting of Table I.

6. The composition of claim 5, wherein said Table I comprises benzo(c)chromen-6-one derivatives . . . P529.

16. A method of preventing or treating a disease characterized by unwanted angiogenesis, comprising administering to a subject a therapeutic amount of one or more composition selected from the group consisting of Formula I . . .

18. The method of claim 16, wherein said subject has or is predisposed toward a cancer.

20. The method of claim 16, wherein said subject has or is predisposed toward a disease selected from the group consisting of hereditary hemorrhagic telangiectasia, solid or blood born tumors, acquired immune deficiency syndrome, post-menopausal symptoms, osteoporosis, cardiovascular disease, Alzheimer’s disease, strokes, vascular malformations, abnormal wound healing, inflammatory and immune disorders, gout, macular degeneration, diabetic retinopathy, retinopathy of prematurity, corneal graft rejection, multifocal choroiditis, Best’s disease, Stargardt’s disease, cblC-type cobalamin deficiency, hyperviscosity syndrome, Sorsby’s fundus dystrophy, pseudoxanthoma elasticum, rubeosis iridis, Osler Weber syndrome, Osler-Weber-Rendu disease, keratoconjunctivitis, Vitamin A deficiency, phylectenulosis, bacterial infection, viral infection, parasitic infection, fungal infection, atopic and superior limbic dermatitis, chronic uveitis, chronic vitritis, Eales’ disease, radial keratotomy, uncharacteristic proliferation of fibrovascular or fibrous tissue, proliferative vitreoretinopathy, chronic retinal detachment, trauma (including but not limited to abrasion, previous surgery with complications such as corneal allograft rejection, alkaline burns, acid burns or hydrocarbon burns, mechanical or thermal damage to Bruch’s membrane), pterygium, arthritis (rheumatoid and osteoarthritis), psoriasis, atopic dermatitis, dermal photodamage), Sjögren’s syndrome, systemic lupus, polyarteritis, pemphigoid, sickle cell anemia, Paget’s disease, vein or artery occlusion, carotid obstructive disease, Lyme disease, Behcet’s disease, bartonelosis, arteriosclerosis, induction of amenorrhea to block ovulation or to prevent implantation by the blastula, surgical adhesions, chronic inflammation, ulcerative colitis and Crohn’s disease.

46

FAMILY 2: COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS (Hoxie Ref.: PAL-01B)
2,643,579/Canada	- Pending	- 2027	- Compound, composition, and use claims

1. A compound according to Formula I:

15. The compound of claim 11, wherein the compound is P529 in free or pharmaceutically acceptable salt form.

16. The compound of claim 15, wherein the compound is in free form.

24. The pharmaceutical composition of claim 22 comprising P529 in free or pharmaceutically acceptable salt form.

25. The pharmaceutical composition of claim 24, wherein P529 is in free form.

32. Use of a therapeutic amount of one or more compounds of any one of claims 1-5, in free or pharmaceutically acceptable salt form, for preventing or treating cancer.

38. Use of a therapeutic amount of one or more compounds of any one of claims 1-5, in free or pharmaceutically acceptable salt form, for preventing or treating a disease selected from the group consisting of hereditary hemorrhagic telangiectasia, solid or blood born tumors, acquired immune deficiency syndrome, post-menopausal symptoms, osteoporosis, cardiovascular disease, Alzheimer’s disease, strokes, vascular malformations, abnormal wound healing, inflammatory disorders, immune disorders, gout, macular degeneration, diabetic retinopathy, retinopathy of prematurity, corneal graft rejection, multifocal choroiditis, Best’s disease, Stargardt’s disease, cblC-type cobalamin deficiency, hyperviscosity syndrome, Sorsby’s fundus dystrophy, pseudoxanthoma elasticum, rubeosis iridis, keratoconjunctivitis, Vitamin A deficiency, phylectenulosis, bacterial infection, viral infection, parasitic infection, fungal infection, superior limbic dermatitis, chronic uveitis, chronic vitritis, Eales’ disease, radial keratotomy, uncharacteristic proliferation of fibrovascular or fibrous tissue, proliferative vitreoretinopathy, chronic retinal detachment, trauma, pterygium, arthritis, psoriasis, atopic dermatitis, dermal photodamage, Sjögren’s syndrome, systemic lupus, polyarteritis, pemphigoid, sickle cell anemia, Paget’s disease, vein occlusion, artery occlusion, carotid obstructive disease, Lyme disease, Behcet’s disease, bartonelosis, arteriosclerosis, induction of amenorrhea to block ovulation or to prevent implantation by the blastula, surgical adhesions, chronic inflammation, ulcerative colitis and Crohn’s disease.

200780014874.0/China	- Issued	- 2027	- Composition claims	1. A composition comprising a compound selected from a group consisting of . . . P529.

47

FAMILY 2: COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS (Hoxie Ref.: PAL-01B)
07757634.6/Europe	- Pending - Communication from European Patent Office indicated that P529, among others, is novel and inventive

- 2027

- At least 10 years market exclusivity from the date of approval in Europe and an additional year could be available on the basis of an additional approval, e.g., for a new indication

- Supplementary protection certificate (SPC) (based on delays in getting regulatory approval), for up to five years from the normal expiry date of 2027, so until 2032

- Compound, use, and composition claims

1. A compound selected from the group consisting of . . . P529 . . . or a pharmaceutically acceptable salt thereof.

4. A compound of claim 1 or claim 2 or a pharmaceutically acceptable salt thereof for use in treating a disease or condition, wherein said disease or condition is a cancer, hereditary hermorrhagic telangiectasia, solid or blood born tumors, acquired immune deficiency syndrome, postmenopausal symptoms, osteoporosis, cardiovascular disease, Alzheimer’s disease, strokes, vascular malformations, abnormal wound healing, inflammatory and immune disorders, gout, macular degeneration, diabetic retinopathy, retinopathy of prematurity, corneal graft rejection, multifocal choroiditis, Best’s disease, Stargardt’s disease, cblC-type cobalamin deficiency, hyperviscosity syndrome, Sorsby’s fundus dystrophy, pseudoxanthoma elasticum, rubeosis iridis, keratoconjunctivitis, Vitamin A deficiency, phylectenulosis, bacterial infection, viral infection, parasitic infection, fungal infection, atopic and superior limbic dermatitis, chronic uveitis, chronic vitritis, Eales’ disease, radial keratotomy, uncharacteristic proliferation of fibrovascular or fibrous tissue, proliferative vitreoretinopathy, chronic retinal detachment, trauma (including but not limited to abrasion, previous surgery with complications such as corneal allograft rejection, alkaline burns, acid burns or hydrocarbon burns, mechanical or thermal damage to Bruch’s membrane), pterygium, arthritis (rheumatoid and osteoarthritis), psoriasis, atopic dermatitis, dermal photodamage), Sjögren’s syndrome, systemic lupus, polyarteritis, pemphigoid, sickle cell anemia, Paget’s disease, vein or artery occlusion, carotid obstructive disease, Lyme disease, Behcet’s disease, bartonelosis, arteriosclerosis, induction of amenorrhea to block ovulation or to prevent implantation by the blastula, surgical adhesions, and chronic inflammation (including but not limited to ulcerative colitis and Crohn’s disease).

5. A pharmaceutical composition comprising a compound of claim 1 or 2 or a pharmaceutically acceptable salt thereof and a pharmaceutically acceptable carrier, diluent, or excipient.

7981/DELNP/2008/India	- Pending	- 2027	- Composition and method of treatment claims	- Same as pending BR claims.
2008-557486/Japan	- Pending - First Official Action indicated that P529, among others, is novel and inventive	- 2027	- Compound, composition, and use claims

1. A compound according to Formula I:

. . .

in free or pharmaceutically acceptable salt form.

7. A compound of formula P529, in free form.

9. A pharmaceutical composition for preventing and/or treating cancer comprising a compound according to claims 1-8 in free or pharmaceutically acceptable salt form.

24. Use of a compound according to claims 1-8, in free or pharmaceutically acceptable salt form, for preventing and/or treating cancer.

48

FAMILY 2: COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS (Hoxie Ref.: PAL-01B)
2013-229579/Japan (divisional application of Japanese Patent Application No. 2008-557486)	- Pending	- 2027	- To be determined	- To be determined
MX/a/2008/011013/ Mexico	- Pending	- 2027	- Compound, composition, and use claims

1. A compound in free or pharmaceutically acceptable salt form according to Formula I:

   . . .

2. A compound selected from the group consisting of . . . P529 . . . in free or pharmaceutically acceptable salt form.

9. Use of a therapeutic amount of one or more compounds selected from the group consisting of Formula I, in free or pharmaceutically acceptable salt form, in the manufacture of a medicament for preventing or treating a disease characterized by unwanted angiogenesis.

11. The use of claim 9, wherein said medicament is for administration to a subject who has or is predisposed toward a cancer.

13. The use of claim 9, wherein said disease is selected from the group consisting of hereditary hermorrhagic telangiectasia, solid or blood born tumors, acquired immune deficiency syndrome, postmenopausal symptoms, osteoporosis, cardiovascular disease, Alzheimer’s disease, strokes, vascular malformations, abnormal wound healing, inflammatory and immune disorders, gout, macular degeneration, diabetic retinopathy, retinopathy of prematurity, corneal graft rejection, multifocal choroiditis, Best’s disease, Stargardt’s disease, cblC-type cobalamin deficiency, hyperviscosity syndrome, Sorsby’s fundus dystrophy, pseudoxanthoma elasticum, rubeosis iridis, Osler Weber syndrome, Osler-Weber-Rendu disease, keratoconjunctivitis, Vitamin A deficiency, phylectenulosis, bacterial infection, viral infection, parasitic infection, fungal infection, atopic and superior limbic dermatitis, chronic uveitis, chronic vitritis, Eales’ disease, radial keratotomy, uncharacteristic proliferation of fibrovascular or fibrous tissue, proliferative vitreoretinopathy, chronic retinal detachment, trauma (including but not limited to abrasion, previous surgery with complications such as corneal allograft rejection, alkaline burns, acid burns or hydrocarbon burns, mechanical or thermal damage to Bruch’s membrane), pterygium, arthritis (rheumatoid and osteoarthritis), psoriasis, atopic dermatitis, dermal photodamage), Sjögren’s syndrome, systemic lupus, polyarteritis, pemphigoid, sickle cell anemia, Paget’s disease, vein or artery occlusion, carotid obstructive disease, Lyme disease, Behcet’s disease, bartonelosis, arteriosclerosis, induction of amenorrhea to block ovulation or to prevent implantation by the blastula, surgical adhesions, chronic inflammation, ulcerative colitis and Crohn’s disease.

20084077/Norway	- Pending	- 2027	- Composition and method of treatment claims	- Same as pending BR claims.

49

FAMILY 3: METHODS OF TREATING FIBROTIC DISORDERS (Hoxie Ref.: PAL-03)
Application No./Country	Status	Patent Expiration	Pending Claim Types	Selected Pending Claims
12/934,010/U.S.	- Pending	- 2029	- Method of treatment claims

14. A method of treating a disease selected from the group consisting of pulmonary fibrosis, cystic fibrosis of the lungs, idiopathic pulmonary fibrosis, progressive massive fibrosis, diffuse parenchymal lung disease, and tuberculosis comprising administering to a mammal in need thereof an effective amount of P529 or a pharmaceutically acceptable salt thereof.

15. The method of claim 14 comprising administering to the mammal in need thereof an effective amount of P529.

2009228303/Australia	- Pending	- 2029	- Method of treatment claims

1. A method of preventing or treating a disease characterized by unwanted extracellular matrix formation, comprising administering to a mammal a therapeutic amount of one or more compositions selected from the group consisting of Formula I, Formula II, Formula III and Formula IV.

3. The method of claim, wherein said composition is P529.

5. The method of claim 1, wherein said disease is a fibrotic disorder.

6. The method of claim 5, wherein said fibrotic disorder is selected from the group consisting of pulmonary fibrosis, systemic sclerosis, scleroderma, proliferative vitreoretinopathy, hepatic cirrhosis, cystic fibrosis of the pancreas and lungs, endomyocardial fibrosis, idiopathic pulmonary fibrosis of the lung, mediastinal fibrosis, myleofibrosis, retroperitoneal fibrosis, nephrogenic systemic fibrosis, progressive massive fibrosis, injection fibrosis, glomerulonephritis, diabetic nephropathy, malignant nephrosclerosis, thrombotic microangiopathy syndromes, transplant rejection, glomerulopathies, diffuse parenchymal lung disease, post-vasectomy pain syndrome, tuberculosis, sickle-cell anemia-caused spleen fibrosis and rheumatoid arthritis.

PI0909374-5/Brazil	- Pending	- 2029	- Method of treatment claims	- Same as pending AU claims.
2,719,853/Canada	- Pending	- 2029	- Method of treatment claims	- Same as pending AU claims.
200980119152.0/China	- Pending	- 2029	- Method of treatment claims	- Same as pending AU claims.
09724901.5/Europe	- Pending	- 2029	- Swiss-type use claims

1. The use of a therapeutic amount of one or more compounds of Formula I or pharmaceutically acceptable salts thereof in the manufacture of a medicament for the therapeutic and/or prophylactic treatment of a disease characterized by unwanted extracellular matrix formation selected from the group consisting of pulmonary fibrosis, systemic sclerosis, scleroderma, hepatic cirrhosis, cystic fibrosis of the pancreas and lungs, endomyocardial fibrosis, idiopathic pulmonary fibrosis of the lung, mediastinal fibrosis, myleofibrosis, retroperitoneal fibrosis, nephrogenic systemic fibrosis, progressive massive fibrosis, injection fibrosis, diffuse parenchymal lung disease, post-vasectomy pain syndrome, tuberculosis, sickle-cell anemia-caused spleen fibrosis, and mesangial hyperproliferative cell disorder, said Formula I being as follows:

12. The use of claim 1, wherein said compound is P529.

2011-502028/Japan	- Pending	- 2029	- Method of treatment claims	- Same as pending AU claims.

50

FAMILY 3: METHODS OF TREATING FIBROTIC DISORDERS (Hoxie Ref.: PAL-03)
MX/a/2010/010431/ Mexico	- Pending	- 2029	- Swiss-type use claims

1. The use of a therapeutic amount of one or more compounds of Formula I

. . .

or pharmaceutically acceptable salts thereof in the manufacture of a medicament for the therapeutic and/or prophylactic treatment of a fibrotic disorder selected from the group consisting of mesangial hyperproliferative cell disorders, pulmonary fibrosis, systemic sclerosis, scleroderma, hepatic cirrhosis, cystic fibrosis of the pancreas and lungs, endomyocardial fibrosis, idiopathic pulmonary fibrosis of the lung, mediastinal fibrosis, myleofibrosis, retroperitoneal fibrosis, nephrogenic systemic fibrosis, progressive massive fibrosis, injection fibrosis, diffuse parenchymal lung disease, post-vasectomy pain syndrome, tuberculosis, and sickle-cell anemia-caused spleen fibrosis.

4. The use of claim 1, wherein said compound is P529.

FAMILY 4: RADIATION COUNTERMEASURE AGENTS (Hoxie Ref.: PAL-02)
Application No./Country	Status	Patent Expiration	Pending Claim Types	Selected Pending Claims
13/985,866	- Pending	- 2032	- Method and composition claims

1. A method for reducing radiation damage, reducing potential damage by exposure to radiation, treating damage caused by exposure to radiation, and/or inhibiting formation of damage caused by radiation in a subject comprising administering to the subject an effective amount of an agent which is an analog or derivative of benzo[c]chromen-6-one.

8. The method of claim 1 wherein the agent is selected from the group consisting of compounds presented in Table 1.

10. The method of claim 8 wherein the agent is P529.

24. A pharmaceutical composition comprising an effective amount of a compound of formula I . . . in combination with an effective amount of a cytoprotective agent in a pharmaceutically acceptable carrier.

25. A pharmaceutical composition for use in reducing radiation damage, reducing potential damage by exposure to radiation, treating damage caused by exposure to radiation, and/or inhibiting formation of damage caused by radiation comprising a compound of formula I . . . in free or pharmaceutically acceptable salt form.

51

Paloma IP

We use a boutique patent group that focuses on the life sciences (Hoxie and Associates LLC). Understanding the details of patent law is not easy, so the following may be confusing. If you need further explanation, please do not hesitate to ask and I will do my best, or ask our patent council, to help.

The Paloma IP portfolio relevant to P529 (the structure of P529 is provided at the end of this document) comprises four patent families:

•	Family 1 (Hoxie Ref.: PAL-01) is entitled “Compositions and Methods to Treat Skin Diseases Characterized by Cellular Proliferation and Angiogenesis.” Family 1 is directed to, inter alia, specific compounds, including P529, and methods of preventing and/or treating skin diseases comprising administering compounds of the invention.
o	A patent from this family recently issued in China. The patent, which will expire in October 2026, includes claims directed to a composition for preventing or treating a skin disease comprising P529.
o	We expect to receive a Notice of Allowance for the U.S. application from this family this year. A pending claim in the U.S. application is specifically directed to P529 which, upon the patent issuing, will prevent all unauthorized uses of P529.
o	P529 and other compounds of interest have been found to be novel and inventive by, among others, the U.S., European, Japanese, and Chinese patent offices.

•	Family 2 (Hoxie Ref.: PAL-01B) is entitled “Compositions and Methods to Treat Diseases Characterized by Cellular Proliferation and Angiogenesis.” Family 2 is directed to, inter alia, a genus of compounds (Formula I), encompassing P529, and methods of preventing and/or treating a variety of diseases including cancer, abnormal wound healing, uncharacteristic proliferation of fibrovascular or fibrous tissue, psoriasis, atopic dermatitis, and photodamage.
o	A patent from this family recently issued in the U.S. as U.S. Patent No. 8,475,776, which will expire in 2030. The issued claims are directed to a composition comprising a compound Formula I and a method of treating cancer comprising administering an effective amount to a subject a composition of claim 1. A continuing application has been filed.
o	A patent from this family recently issued in China. The patent, which will expire in February 2027, includes claims directed to a composition comprising P529.

•	Family 3 (Hoxie Ref.: PAL-03) is entitled “Methods of Treating Fibrotic Disorders.” Family 3 is directed to, inter alia, methods of preventing and/or treating fibrotic disorders, such as pulmonary fibrosis, comprising administering P529.

•	Family 4 (Hoxie Ref: PAL-02) is entitled “Radiation Countermeasure Agents.” Family 4 is directed to, inter alia, methods for reducing radiation damage comprising administering P529.

U.S. patents that issue from Family 1 and from Family 2 will expire, at the earliest, in April 2026. U.S. patents that issue from Family 3 will expire, at the earliest, in March 2029. U.S. patents that issue from Family 4 will expire, at the earliest, in February 2032. Patent term extension, based on delays in obtaining regulatory approval, and pediatric exclusivity could extend the patent term for a selected patent up to 5.5 years.

European patents that issue from Family 1 will expire, at the earliest, in October 2026. European patents that issue from Family 2 will expire, at the earliest, in February 2027. European patents that issue from Family 3 will expire, at the earliest, in March 2029. A supplementary protection certificate (SPC), based on delays in obtaining regulatory approval, could extend the patent term for a selected patent up to five years. In addition, there will be at least 10 years market exclusivity from the date of approval in Europe. No other company can submit an application for approval based on data Paloma submits for 8 years, and no other company can actually be approved based on data Paloma submits for 10 years. An additional year could be available on the basis of an additional approval, for example for a new indication. Practically speaking, this blocks any generic companies from getting approval for 10-11 years, because generic companies do not normally independently generate the preclinical/phase 1/2/3 data necessary for approval − they normally rely on simple bioequivalence studies referencing the originator's safety and efficacy data. The market exclusivity is independent of patent protection.

The attached excel spreadsheet and table provide a more detailed summary of the status of the applications discussed above, as well as information on other patent families in Paloma’s IP portfolio.

The structure of P529 is:

52

HOXIE REF. NO.	COUNTRY	APPLICATION NO.	FILING DATE	TITLE	STATUS	PRIORITY DATE	PUBLICATION NO.	PATENT NO.	GRANT DATE	PATENT EXPIRATION DATE
PAL-01-AU	AU	2006343534	12-Oct-06	COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Abandoned	27-Apr-06	2006343534
PAL-01-AU	AU	2011265398	21-Dec-11	COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	27-Apr-06	2011265398
PAL-01-BR	BR	PI06216382	12-Oct-06	COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	27-Apr-06	PI0621638-2
PAL-01-CA	CA	2651244	12-Oct-06	COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	27-Apr-06	2651244

53

PAL-01-CN	CN	2006800550908	12-Oct-06	COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Issued	27-Apr-06	101484125	ZL 2006 8 0055090.8	13-Feb-13	12-Oct-26
PAL-01-EP	EP	06825973.8	12-Oct-06	COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Abandoned	27-Apr-06	2025058
PAL-01-EPD	EP	10191108.9	12-Oct-06	COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Allowed	27-Apr-06	2364700
PAL-01-EPDD	EP	12167951.8	12-Oct-06	COMPOSITIONS, COMPOSITIONS, AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	27-Apr-06	2517702

54

PAL-01-HKDD	HK	13105204.6	30-Apr-13	COMPOSITIONS, COMPOSITIONS, AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	27-Apr-06	1178071
PAL-01-IN	IN	9616/DELNP/2008	12-Oct-06	COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	27-Apr-06	9616/DELNP/2008
PAL-01-JP	JP	2009507662	12-Oct-06	COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Abandoned	27-Apr-06	2009-535331
PAL-01-MX	MX	MX/a/2008/013799	12-Oct-06	COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	27-Apr-06	MX/a/2008/013799

55

PAL-01-NO	NO	2008 4974	12-Oct-06	COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	27-Apr-06	20084974
PAL-01-NZ	NZ	572584	12-Oct-06	COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Abandoned	27-Apr-06	572584	572584	7-May-12
PAL-01-PCT	WO	PCT/US2006/040242	12-Oct-06	COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Expired	27-Apr-06	WO 2007/133249
PAL-01-US	US	11/412618	27-Apr-06	COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Abandoned	28-Apr-05	US-2006-0257337
PAL-01-USC	US	13/180149	11-Jul-11	COMPOSITIONS AND METHODS TO TREAT SKIN DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	28-Apr-05	US-2011-0268679

56

PAL-01-USN	US	11/680292	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Issued	28-Apr-05	US-2007-0197567	8475776	2-Jul-13	19-Jan-30
PAL-01-USND	US	13/901011	23-May-13	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	28-Apr-05
PAL-01B-AU	AU	2007219981	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Allowed	28-Feb-06	2007219981
PAL-01B-BR	BR	PI0708318-1	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	28-Feb-06	PI07083181-1

57

PAL-01B-CA	CA	2643579	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	28-Feb-06	2643579
PAL-01B-CN	CN	200780014874.0	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Issued	28-Feb-06	101431893	ZL 2007 8 0014874.0	4-Sep-13	28-Feb-27
PAL-01B-EP	EP	07757634.6	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	28-Feb-06	1996021
PAL-01B-EPD2	EP	12171834.0	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	28-Feb-06	2543371
PAL-01B-EPD3	EP	12171847.2	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Abandoned	28-Feb-06	2543367

58

PAL-01B-EPD4	EP	12171867.0	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Abandoned	28-Feb-06	2545913
PAL-01B-IN	IN	7981/DELNP/2008	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	28-Feb-06	7981/DELNP/2008
PAL-01B-JP	JP	2008-557486	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	28-Feb-06	2009-528381
PAL-01B-JPD	JP	2013-229579	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	28-Feb-06

59

PAL-01B-MX	MX	MX/a/2008/011013	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	28-Feb-06	MX/a/2008/011013
PAL-01B-NO	NO	2008 4077	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Pending	28-Feb-06	20084077
PAL-01B-NZ	NZ	570845	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Abandoned	28-Feb-06	570845
PAL-01B-PCT	WO	PCT/US2007/062971	28-Feb-07	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Expired	28-Feb-06	WO 2007/101247
PAL-01B-PROV	US	60/777318	28-Feb-06	COMPOSITIONS AND METHODS TO TREAT DISEASES CHARACTERIZED BY CELLULAR PROLIFERATION AND ANGIOGENESIS	Expired	28-Feb-06

60

PAL-02-PCT	WO	PCT/US2012/025475	16-Feb-12	RADIATION COUNTERMEASURE AGENTS	Expired	16-Feb-11	WO 2012/112791
PAL-02-PROV	US	61/443485	16-Feb-11	RADIATION COUNTERMEASURE AGENTS	Expired	16-Feb-11
PAL-02-US	US	13/985866	16-Feb-12	RADIATION COUNTERMEASURE AGENTS	Pending	16-Feb-11
PAL-03-AU	AU	2009228303	25-Mar-09	METHODS OF TREATING FIBROTIC DISORDERS	Pending	25-Mar-08	2009228303
PAL-03-BR	BR	PI09093745	25-Mar-09	METHODS OF TREATING FIBROTIC DISORDERS	Pending	25-Mar-08
PAL-03-CA	CA	2719853	25-Mar-09	METHODS OF TREATING FIBROTIC DISORDERS	Pending	25-Mar-08	2719853
PAL-03-CN	CN	2009801191520	25-Mar-09	METHODS OF TREATING FIBROTIC DISORDERS	Pending	25-Mar-08	102046165
PAL-03-EP	EP	09724901.5	25-Mar-09	METHODS OF TREATING FIBROTIC DISORDERS	Pending	25-Mar-08	2271334
PAL-03-JP	JP	2011502028	25-Mar-09	METHODS OF TREATING FIBROTIC DISORDERS	Pending	25-Mar-08	2011-515488
PAL-03-MX	MX	MX/a/2010/010431	25-Mar-09	METHODS OF TREATING FIBROTIC DISORDERS	Pending	25-Mar-08	MX/a/2010/010431
PAL-03-NZ	NZ	588769	25-Mar-09	METHODS OF TREATING FIBROTIC DISORDERS	Abandoned	25-Mar-08	588769

61

PAL-03-PCT	WO	PCT/US2009/038285	25-Mar-09	METHODS OF TREATING FIBROTIC DISORDERS	Expired	25-Mar-08	WO 2009/120799
PAL-03-PROV	US	61/039146	25-Mar-08	METHODS OF TREATING FIBROTIC DISORDERS	Expired	25-Mar-08
PAL-03-US	US	12/934010	25-Mar-09	METHODS OF TREATING FIBROTIC DISORDERS	Pending	25-Mar-08	US-2011-0021618
PAL-04-AT	AT	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Abandoned	22-Feb-01	1373260	396989	28-May-08
PAL-04-AU	AU	2002234466	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Issued	22-Feb-01	2002234466	2002234466	16-Feb-06	21-Feb-22
PAL-04-BE	BE	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Abandoned	22-Feb-01	1373260	1373260	28-May-08
PAL-04-CA	CA	2438713	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Issued	22-Feb-01	2438713	2438713	26-Apr-11	21-Feb-22
PAL-04-CH	CH	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Issued	22-Feb-01	1373260	1373260	28-May-08	21-Feb-22

62

PAL-04-CY	CY	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Abandoned	22-Feb-01	1373260	20081100872	28-May-08
PAL-04-DE	DE	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Issued	22-Feb-01	1373260	60226851.6-08	28-May-08	21-Feb-22
PAL-04-DK	DK	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Abandoned	22-Feb-01	1373260	1373260	28-May-08
PAL-04-EP	EP	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Issued	22-Feb-01	1373260	1373260	28-May-08	21-Feb-22
PAL-04-ES	ES	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Issued	22-Feb-01	1373260	2307721	28-May-08	21-Feb-22
PAL-04-FI	FI	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Abandoned	22-Feb-01	1373260	1373260	28-May-08
PAL-04-FR	FR	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Issued	22-Feb-01	1373260	1373260	28-May-08	21-Feb-22

63

PAL-04-GB	GB	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Issued	22-Feb-01	1373260	1373260	28-May-08	21-Feb-22
PAL-04-GR	GR	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Issued	22-Feb-01	1373260	3066326	28-May-08	21-Feb-22
PAL-04-IE	IE	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Issued	22-Feb-01	1373260	1373260	28-May-08	21-Feb-22
PAL-04-IT	IT	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Issued	22-Feb-01	1373260	1373260	28-May-08	21-Feb-22
PAL-04-LI	LI	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Issued	22-Feb-01	1373260	1373260	28-May-08	21-Feb-22
PAL-04-LU	LU	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Abandoned	22-Feb-01	1373260	1373260	28-May-08
PAL-04-MC	MC	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Abandoned	22-Feb-01	1373260	1373260	28-May-08

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PAL-04-NL	NL	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Abandoned	22-Feb-01	1373260	1373260	28-May-08
PAL-04-PCT	WO	PCT/CA2002/000227	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Expired	22-Feb-01	WO 2002/066467
PAL-04-PROV	US	60/270198	22-Feb-01	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Expired	22-Feb-01
PAL-04-PT	PT	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Abandoned	22-Feb-01	1373260	1373260	28-May-08
PAL-04-SE	SE	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Abandoned	22-Feb-01	1373260	1373260	28-May-08
PAL-04-TR	TR	02701135.2	21-Feb-02	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Abandoned	22-Feb-01	1373260	1373260	28-May-08
PAL-04-US	US	09/934086	21-Aug-01	DIBENZO[C]CHROMEN-6-ONE DERIVATIVES AS ANTI-CANCER AGENTS	Issued	22-Feb-01	US-2002-0115711	6632835	14-Oct-03
PAL-05-PCT	WO	PCT/CA2002/000228	21-Feb-02	NON-STEROIDAL ESTROGEN RECEPTOR LIGANDS	Expired	22-Feb-01	WO 2002/066428

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PAL-05-PROV	US	60/270145	22-Feb-01	NON-STEROIDAL ESTROGEN RECEPTOR LIGANDS	Expired	22-Feb-01
PAL-05-US	US	09/934254	21-Aug-01	NON-STEROIDAL ESTROGEN RECEPTOR LIGANDS	Issued	22-Feb-01	US-2002-0156077	6599921	29-Jul-03	21-Aug-21
PAL-06-PCT	WO	PCT/CA2002/000226	21-Feb-02	1,2-DIPHENYL-1-NAPHTHYL ETHENE DERIVATIVES, ANALOGS AND USE THEREOF	Expired	22-Feb-01	WO 2002/066451
PAL-06-PROV	US	60/270199	22-Feb-01	1,2-DIPHENYL-1-NAPHTHYL ETHENE DERIVATIVES, ANALOGS AND USE THEREOF	Expired	22-Feb-01
PAL-06-US	US	09/934260	21-Aug-01	1,2-DIPHENYL-1-NAPHTHYL ETHENE DERIVATIVES, ANALOGS AND USE THEREOF	Abandoned	22-Feb-01	US-2002-0147187

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SCHEDULE 6.6

Options and Warrants Outstanding

As of February 11, 2014
Outstanding	593,311,148

Options	38,943,523
Warrants	51,806,912
Total derivatives	90,750,435

Fully-diluted	684,061,583

These numbers do not include the dilutive effect of notes with mandatory conversion features since the number of shares to be issued is dependent on future events.

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